UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

LIFEWAY FOODS, INC.

(Name of Registrant as Specified In Its Charter)

_______________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

AND

PROXY STATEMENT 2021

Notice of 2021 Annual Shareholders Meeting

Date	October 18, 2021

Time	2:00 p.m. Central Time

Place	Due to the public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our employees and shareholders, the Annual Meeting will be held in a virtual meeting format only at the following website: www.meetings.computershare.com/MFZ9FQH. You will not be able to attend the Annual Meeting physically.

Record date	August 20, 2021. Only shareholders of record at the close of business on the record date are entitled to receive notice of, and to vote at, the Annual Meeting.

Proxy voting	Make your vote count. It is important that your shares be represented at the Annual Meeting. To be admitted to the Annual Meeting at www.meetings.computershare.com/MFZ9FQH, you must enter the password and the control information found on your proxy card, voting instruction form or notice. We hope you will participate in the Annual Meeting. However, even if you anticipate attending the virtual meeting, we urge you to vote your proxy as soon as possible through any of the voting options available to you as described in our proxy statement to ensure that your shares will be represented and to ensure the presence of a quorum at the Annual Meeting. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting, as your proxy is revocable at your option. We are requesting your vote to:

Items of business	•	Elect 7 members of Lifeway’s Board of Directors to serve until the 2022 Annual Meeting of Shareholders (or until successors are elected or directors resign or are removed)
	•	Ratify the appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2021
	•	Transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

By Order of the Board of Directors

/s/ Julie Smolyansky
Julie Smolyansky
Director, President, Chief Executive Officer and Secretary
September 1, 2021

A Letter from Our Board of Directors

September 1, 2021

Morton Grove, Illinois

Dear Fellow Shareholders,

We cordially invite you to attend the 2021 Annual Meeting of Shareholders of Lifeway Foods, Inc. (the “Annual Meeting”), an Illinois corporation, which will be held on Monday, October 18, 2021, at 2:00 p.m. Central Time, in a virtual meeting format only at the following website: www.meetings.computershare.com/MFZ9FQH. You will not be able to attend the Annual Meeting physically. At the Annual Meeting, you will have the opportunity to vote on two important proposals: the election of directors and the ratification of our selection of our independent auditor. Please allow time to complete online check in procedures prior to the start of the Meeting.

Only shareholders of record at the close of business on August 20, 2021 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

Due to the public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our employees and those of our service providers assisting us with distribution of our proxy materials, we are furnishing the accompanying proxy statement, form of proxy card and the company’s 2020 annual report to the shareholders, which consists of the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2020 and Amendment No. 1 to our Form 10-K, to our shareholders on the internet, rather than mailing printed copies of those materials to each shareholder. Since you received a Notice of Internet Availability of Proxy Materials, you will not receive printed copies of these materials unless you request them by following the instructions on the Notice of Internet Availability of Proxy Materials. The Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review the proxy statement and vote your proxy. If you have not received a copy of the Notice of Internet Availability of Proxy Materials, please contact us by mail sent to the attention of the Secretary of the Company, Julie Smolyansky, at our principal executive offices located at Lifeway Foods, 6431 Oakton St., Morton Grove, IL 60053 or you can call us by dialing (847) 967-1010.

YOUR VOTE IS VERY IMPORTANT! We hope you will attend the Annual Meeting. However, regardless of whether you plan to attend the meeting, it is important that your shares be represented and voted at the meeting. We encourage you to promptly vote and submit your proxy by following the instructions on the Notice of Internet Availability of Proxy Materials or the proxy card to ensure that your shares will be represented and to ensure the presence of a quorum at the Annual Meeting. If you attend the Annual Meeting, you can vote in person even if you previously submitted your proxy.

Thank you for your continued investment in Lifeway.

ON BEHALF OF THE BOARD OF DIRECTORS

/s/ Ludmila Smolyansky

Ludmila Smolyansky

Chairperson of the Board

LIFEWAY FOODS, INC.

6431 Oakton Street

Morton Grove, Illinois 60053

_________________________________

PROXY STATEMENT

_________________________________

2021 ANNUAL MEETING OF SHAREHOLDERS

October 18, 2021

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1.	INFORMATION ABOUT THE MEETING

Date	October 18, 2021

Time	2:00 p.m. Central Time

Place	The Annual Meeting will be held in a virtual meeting format only at the following website: www.meetings.computershare.com/MFZ9FQH.

General

The enclosed proxy is solicited by the Board of Directors (the “Board”) of LIFEWAY FOODS, INC. (“Lifeway,” “we,” “us,” or the “Company”) for use at Lifeway’s 2021 Annual Meeting of Shareholders to be held on Monday, October 18, 2021, at 2:00 p.m., Central Time, or at any adjournment thereof (the “Annual Meeting”). Due to the public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our employees and shareholders, the Annual Meeting will be held in a virtual meeting format only at the following website: www.meetings.computershare.com/MFZ9FQH. You will not be able to attend the Annual Meeting physically.

To participate in the Meeting, visit www.meetings.computershare.com/MFZ9FQH and enter the password and control information included in your Notice of Internet Availability of Proxy Materials. Online check-in will begin at 1:30 p.m., Central Time. Please allow time for online check-in procedures.

We plan to send a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders instead of paper copies of our Proxy Statement and 2020 Annual Report to Stockholders. The Notice, which is expected to be mailed to stockholders on or about September 1, 2021, contains instructions on how to access our materials on the Internet, as well as instructions on obtaining a paper copy of the proxy materials. The Notice is not a form for voting and presents only an overview of the proxy materials.

What Am I Voting On?

You will be entitled to vote on the following proposals at the Annual Meeting:

•	The election of the director nominees named herein to serve on our Board for a term of office expiring at the 2022 Annual Meeting of Shareholders or until their successors are elected and duly qualified (Proposal One);

•	The ratification of the selection of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2021 (Proposal Two).

•	Any other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment thereof.

Who Can Vote?

•	The Board has set August 20, 2021 as the Record Date for the Annual Meeting. You are entitled to notice and to vote if you were a holder of record of Common Stock as of the close of business on August 20, 2021. Your shares may be voted at the Annual Meeting only if you are present in person or your shares are represented by a valid proxy.

YOUR VOTE IS VERY IMPORTANT. PLEASE SUBMIT YOUR PROXY EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING.

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How Can I Vote My Securities?

Shareholders of record at the close of business on August 20, 2021 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. Each holder of Common Stock is entitled to one vote for each share of Common Stock held as of the Record Date.

If your shares are registered directly in your name with our transfer agent you are considered a stockholder of record with respect to those shares. If you are a record holder, the Notice is being sent to you directly by our transfer agent. Please carefully consider the information contained in this Proxy Statement and, whether or not you plan to attend the Annual Meeting. If you are a stockholder of record, you may vote your shares in one of the following ways:

To vote IN PERSON, after you join the meeting, click on the link “Cast your vote” provided on the virtual meeting platform and follow the prompts provided. You will be asked to provide the control information from the Notice.

To vote THROUGH THE INTERNET, to go www.investorvote.com/LWAY to complete an electronic proxy card. You will be asked to provide the control information from the Notice. Your Internet vote must be received by 11:59 p.m., Central Time on October 17, 2021 to be counted.

To vote BY PHONE, call 1-800-652-VOTE (8683) and follow the pre-recorded instructions. You will be asked to provide the control information from the Notice. Your telephone vote must be received by 11:59 p.m., Central Time on October 17, 2021 to be counted.

To vote BY MAIL mark, sign and return your proxy card promptly, if you requested printed copies of the proxy materials, so that we can be assured of having a quorum present at the Annual Meeting and so that your shares may be voted in accordance with your wishes, even if you later decide to attend the Annual Meeting.

For our Beneficial Shareholders: The method of voting by proxy differs for shares held as a record holder and shares held beneficially through another holder of record (sometimes referred to as holding shares in “street name”). If you hold your shares of Common Stock in street name (meaning your shares are held of record by a broker, bank, or other nominee), you will receive voting instructions from that holder of record. If you wish to vote in person at the meeting, you must obtain a legal proxy from the holder of record of your shares and present it at the meeting.

Quorum; Abstentions; Broker Non-Votes

As of the Record Date, 15,434,936 shares of Lifeway’s Common Stock, no par value, were issued and outstanding. We have no other class of securities outstanding. A majority of the aggregate voting power of the outstanding shares of Common Stock as of the Record Date must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business. If the aggregate voting power of the shares of Common Stock present, in person and by proxy, at the Annual Meeting does not constitute the required quorum, we may adjourn the Annual Meeting to a subsequent date for the purpose of obtaining a quorum.

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Shares of Common Stock that are voted “FOR,” “WITHHOLD,” or “AGAINST” on a matter are treated both as being present for purposes of establishing a quorum and as shares entitled to vote at the Annual Meeting (the “Votes Cast”) with respect to such matter. Abstentions and Broker Non-Votes (i.e., shares of Common Stock held as of the Record Date by brokers or other custodians as to which the beneficial owners have given no voting instructions) will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to a particular proposal on which the broker has expressly not voted. Abstentions and Broker Non-Votes, therefore, will have no effect on proposals that require a plurality or majority of Votes Cast for approval, but will have the same effect as a vote “against” proposals requiring any percentage of the outstanding voting securities for approval. Brokers do not have discretionary authority to vote on the election of directors.

Deadline for Receipt of Shareholder Proposals to be Presented at our 2022 Annual Meeting

In order for any shareholder proposal submitted pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to be included in our Proxy Statement to be issued in connection with the 2022 Annual Meeting of Shareholders, we must receive such shareholder proposals no later than July 15, 2022. Any such shareholder proposal submitted, including any accompanying supporting statement, may not exceed 500 words, per Rule 14a-8(d) of the Exchange Act. All shareholder proposals must be made in writing and addressed to Lifeway’s Secretary, c/o Lifeway Foods, 6431 Oakton St., Morton Grove, IL 60053.

Proxy Card and Revocability of Proxy

You may vote your proxy as described above under “How Can I Vote My Shares?” As a shareholder of record, if you submit your proxy but do not specify how you want your shares to be voted, your shares will be voted by the proxy holders named in the enclosed proxy as follows:

Proposal	Vote
1	FOR the election of the director nominees named herein, unless you are a record holder of your shares and specifically withhold authority to vote for one or more of the director nominees;

2	FOR ratifying the appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2021;

NOTE: If you hold your shares through a broker in “street name,” your broker will not be allowed to vote on Proposal One unless you direct your broker as to such vote.

In their discretion, the proxy holders named in the proxy are authorized to vote on any other matters that may properly come before the Annual Meeting and at any continuation, postponement or adjournment thereof. The Board knows of no other items of business as of the date of this Proxy Statement that will be presented for consideration at the Annual Meeting other than those described in this Proxy Statement. In addition, we did not receive any shareholder proposals or nominations on a timely basis, so no such matters may be brought to a vote at the Annual Meeting.

If you vote by proxy, you may revoke that proxy or change your vote at any time before it is voted at the Annual Meeting. Shareholders of record may revoke a proxy or change their vote prior to the Annual Meeting by delivering a written notice of revocation, a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attending the Annual Meeting will not, by itself, revoke a proxy. If your shares are held in the name of a bank, broker, or other nominee, you may change your vote by submitting new voting instructions to your bank, broker, or other nominee. Please note that if your shares are held of record by a bank, broker, or other nominee, and you decide to attend and vote at the Annual Meeting, your vote in person at the Annual Meeting will not be effective unless you present a legal proxy issued in your name from the record holder (your bank, broker, or other nominee).

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Dissenters’ Right of Appraisal

Under Illinois General Corporation Law and Lifeway’s Certificate of Incorporation, shareholders are not entitled to any appraisal or similar rights of dissenters with respect to any of the proposals to be acted on at the Annual Meeting.

Availability of Proxy Materials and Solicitation of Proxies

Lifeway will bear the entire cost of solicitation of proxies for the Annual Meeting, including the cost of preparing, printing and distributing the Notice and, if requested, this Proxy Statement, the accompanying Notice of Annual Meeting of Stockholders, the proxy card, and the Annual Report, which consists of the Company’s 2020 Form 10-K and Amendment No. 1 to the Company’s Form 10-K.

We may supplement the original solicitation of proxies by mail by certain of our directors, executive officers, and regular employees, without additional compensation, in person, or by telephone, e-mail, or facsimile. We will not pay any additional compensation to directors, executive officers, or regular employees for such services. We may reimburse brokerage firms, banks, custodians, and other persons representing beneficial owners of shares of Common Stock for their reasonable out-of-pocket expenses in forwarding the solicitation materials to those beneficial owners.

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, multiple shareholders who share the same last name and address will receive only one copy of the annual proxy materials, unless they notify us that they wish to continue receiving multiple copies. We have undertaken householding to reduce our printing costs and postage fees. If you currently receive multiple copies of the proxy materials at the same address and wish to opt in to householding, or if you currently do not receive multiple copies and wish to opt out of householding, you may notify us in writing or by telephone. Lifeway will also promptly deliver an additional copy of the proxy materials to any shareholder who requests one. Any such request should be directed to Lifeway’s Secretary, Lifeway Foods, 6431 Oakton St., Morton Grove, IL 60053, (847) 967-1010.

Attending the Annual Meeting

To participate in the Meeting, visit www.meetings.computershare.com/MFZ9FQH and enter the password and control information included in your Notice of Internet Availability of Proxy Materials. Online check-in will begin at 1:30 p.m., Central Time. Please allow time for online check-in procedures.

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2.	PROPOSALS TO BE VOTED ON AT THE MEETING

PROPOSAL ONE: ELECTION OF DIRECTORS

The Board currently consists of seven (7) directors, all of whom have been nominated for re-election. Each nominee has consented to being named as a nominee for election as a director and has agreed to serve if elected. At the Annual Meeting, directors will be elected to serve a term of office expiring at the 2022 Annual Meeting of Shareholders or until their successors are elected and duly qualified, subject, however, to their prior death, disability, resignation, retirement, disqualification, or removal from office.

Shareholders and their proxies are being asked to vote on these seven (7) persons nominated for the Board:

Name	Age	Director since	Occupation	ACG Committee Membership	Compensation Committee Membership
Ludmila Smolyansky	71	2002	Founder, Management Advisor and Consultant to Lifeway Foods
Julie Smolyansky	46	2002	President, CEO and Secretary, Lifeway Foods
Edward Smolyansky	41	2017	COO, Lifeway Foods
Pol Sikar	73	1986	President, Montrose Glass & Mirror	M
Jason Scher	46	2012	Management Advisor and Consultant; Former COO of Vosges Haut-Chocolat	C, F	C
Jody Levy	42	2020	Creative Director and Chief Executive Officer, World Waters, LLC	M	M
Dorri McWhorter	47	2020	CEO of the YMCA Chicago	M, F	M

ACG:	Audit and Corporate Governance Committee
C: Chair	M: Member		F: Financial Expert

Ö	The Board of Directors recommends that you vote “FOR” the election of each of the nominees.

PROPOSAL TWO: RATIFY MAYER HOFFMAN McCANN P.C. AS OUR INDEPENDENT AUDITOR FOR FISCAL YEAR 2021

At a meeting held on August 10, 2021, Lifeway’s Audit and Corporate Governance Committee unanimously recommended the reappointment of Mayer Hoffman McCann P. C. (“MHM”) as our independent registered public accounting firm for the fiscal year ending December 31, 2021. The Board considers the selection of MHM to be in the best interests of Lifeway and our shareholders. While the Audit and Corporate Governance Committee is responsible for the appointment, compensation, retention, termination, and oversight of the independent auditor, we are requesting, as a matter of good corporate governance, that shareholders ratify that selection. Our Audit and Corporate Governance Committee first engaged MHM on September 12, 2015, and MHM has been our independent registered public accounting firm since that date for periods ending after December 31, 2014. A representative of MHM is expected to be present at the Annual Meeting and will have an opportunity to make a statement, if desired, and respond to appropriate questions.

The approval of the ratification of the appointment of MHM as our independent auditors for the fiscal year ending December 31, 2021 requires the affirmative vote of a majority of the Votes Cast. If the shareholders fail to ratify the selection, the Audit and Corporate Governance Committee may, but is not required to, reconsider whether to retain MHM. Even if the selection is ratified, the Committee in its discretion may direct the appointment of a different registered independent accountant at any time during the year if the Committee and Board determine that such a change would be in the best interest of Lifeway and its shareholders.

Ö	The Board of Directors recommends that you vote “FOR” the ratification of our independent auditor.

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3.	CORPORATE GOVERNANCE AT LIFEWAY

Our shareholders elect the Board of Directors, whose primary responsibility is to foster Lifeway’s long-term health, growth, success, and financial condition, consistent with its fiduciary duty to our shareholders. The Board serves as our ultimate decision-making body, except for those matters reserved to or shared with the shareholders. The Board establishes broad corporate policies and oversees the members of senior management, who are charged by the Board with conducting Lifeway’s business.

In addition, the Board oversees these general areas of governance, as outlined in more detail in the Board of Directors section:

Audit and Finance	Integrity of financial reporting; internal controls over financial reporting and disclosure controls; internal and external audit; cybersecurity; legal and regulatory compliance; risk assessment and management

Compensation	Pay-for-performance compensation structure development; executive compensation and benefits; peer group analysis; succession plans; non-employee director compensation

Governance	Board and committee effectiveness; director qualification; shareholder engagement, governance framework; governance/corporate structure

Policy and Regulatory	Social responsibility; government relations activity; company policy; regulatory policy; legal and regulatory compliance; shareholder engagement

Key Governance Policies

Clawback Policy

To help support accountability among our management team, the Board has adopted a specific clawback policy. Our executive officers and other senior executives who participate in our Omnibus Plan are subject to this comprehensive policy. Under it, the Board or the Compensation Committee may seek to recover payments of incentive-based compensation awards, after considering the methods, costs, and benefits of doing so. Lifeway notifies each person receiving incentive-based compensation awards that the Board may elect to recover some or all of those awards if the performance results that led to an incentive payment are later subject to a restatement or other adjustment that would reduce the size of that payment. The Board or Committee may also seek recovery of up to the entire amount of any incentive compensation awarded during a period where a covered participant committed a significant legal or compliance violation.

Executive and Director Stock Ownership and Holding Policy

To better align the interests of our executive officers and independent directors with the interests of stockholders and further promote our commitment to sound corporate governance, in 2020, our Board adopted a revised stock ownership and holding policy, which it administers, interprets, and construes.

Under the policy, our executive officers are required to own Lifeway Common Stock valued at 200% of their annual base salary. Unless an executive officer has satisfied his or her applicable minimum ownership level, the executive officer is required to retain an amount equal to 50% of the net shares received as the result of the exercise, vesting, or payment of any equity awards granted to him or her. Thereafter, executive officers are required to (i) retain 25% of all such net shares, and (ii) continuously own sufficient numbers of shares to satisfy the minimum ownership requirement once attained, for so long as they remain executive officers. The individual minimum level for each executive officer is initially calculated using the executive officer’s base salary as of the date the person is first appointed as an executive officer. The Board recalculates and evaluates compliance on each January 1st and July 1st.

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The policy also requires each independent director to own Lifeway Common Stock valued at 200% of the annual retainer payable to such director. The policy provides that if Lifeway awards shares to independent directors, those directors must retain 50% of all net shares (post tax) that vest until the director meets the minimum share ownership requirement and 25% of all such net shares thereafter. This individual minimum level is then recalculated each year when an independent director is elected or re-elected to the Board. Our policy requires independent directors to whom we award shares to continuously own sufficient numbers of those shares to satisfy the requirements once attained for so long as they remain members of our Board. The Board recalculates and evaluates compliance on each January 1st and July 1st.

The policy also requires Ms. L Smolyansky to own Lifeway Common Stock valued at 200% of the annual consulting fee payable to her. The policy provides that if Lifeway awards shares to Ms. L. Smolyansky, she must retain 50% of all net shares (post tax) that vest until she meets the minimum share ownership requirement and 25% of all such net shares thereafter. Our policy requires independent directors to whom we award shares to continuously own sufficient numbers of those shares to satisfy the requirements once attained for so long as they remain members of our Board. The minimum level for Ms. L. Smolyansky is initially calculated using the annual base consulting fee she is receiving pursuant to her Amended and Restated Consulting Agreement with the Company, dated as of December 28, 2020. The Board recalculates and evaluates compliance on each January 1st and July 1st.

Shares that count toward satisfaction of the stock ownership requirements for executive officers and directors include the following: (i) vested shares held outright or beneficially owned by the executive officer or director, regardless of how acquired; (ii) vested shares held by the spouse or dependent children of the executive officer or director; (iii) vested shares held in trust for the economic benefit of the executive officer or director, or the spouse or dependent children of the executive officer or director; (v) vested shares held in a 401(k), IRA, or other retirement plan. The following do not count towards satisfaction of the stock ownership guidelines: (i) unvested shares of any type; (ii) shares subject to pledge as collateral for a loan or in a margin account; (iii) unexercised stock options (whether vested or unvested); and (iv) vested incentive performance awards that are settled in cash rather than equity.

Exceptions to these share ownership and holding requirements may be made at the discretion of the Board if compliance would create severe hardship or prevent an executive officer or director from complying with a court order, such as part of a divorce settlement. The Board expects these instances will be rare. If an exception is granted in whole or in part, the Board will, in consultation with the affected executive officer or director, develop an alternative stock ownership guideline for that individual that reflects both the intention of the policy and that individual’s circumstances.

During fiscal year 2020, Ms. J. Smolyansky and Mr. Smolyansky satisfied the executive officer stock ownership requirements, and Mr. Hanson and Ms. Feldman were progressing toward attaining their applicable requirements. Mr. Sikar satisfied the independent director ownership requirements during fiscal year 2020, and Mr. Scher, Ms. Levy and Ms. McWhorter were progressing toward attaining the applicable requirements. Ms. L. Smolyansky satisfied the non-independent director stock ownership requirements during fiscal year 2020.

The ownership levels of our named executive officers and directors are set forth in Item 12 “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” below. The stock ownership and holding policy described above prescribes the amount and length of time executives or directors have to hold their stock after exercise or vesting.

Insider Trading Policy and Rule 10b5-1 Sales Plans

Consistent with our Corporate Governance Guidelines, we have an insider trading policy that prohibits our officers, directors, and other employees and persons from engaging in, among other things, short sales; hedging of stock ownership positions; trading in options, puts, calls, or other derivative instruments relating to Lifeway’s common stock; or buying Lifeway common stock on margin. Our policy also prohibits pledging Lifeway’s common stock as collateral for a loan without prior approval of Lifeway’s designated compliance officer and the Board of Directors. Our insider trading policy does permit our officers, directors, and employees to enter into trading plans complying with Rule 10b5-1 under the Exchange Act.

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4.	LIFEWAY’S BOARD OF DIRECTORS

Board Leadership Structure

The Board believes that our shareholders are best served if the Board retains flexibility to decide what leadership structure works best for us under our current facts and in our current circumstances. Since 2002, we have maintained separate positions of Chairperson of the Board, Chief Executive Officer, and, since we established the position in 2018, Lead Independent Director. Our CEO has primary responsibility for our day-to-day leadership and strategic direction, and our Chairperson facilitates oversight of management, promotes communication among management and between management and the Board, and sets and maintains Board culture. Pursuant to Board policy, the chairperson of the Audit and Corporate Governance Committee also serves as the Board’s Lead Independent Director. The Lead Independent Director presides over meetings of independent directors.

Currently, Ludmila Smolyansky serves as Chairperson of the Board, Julie Smolyansky as Chief Executive Officer, and Jason Scher as Lead Independent Director. These leaders have an excellent working relationship and offer Lifeway a complementary array of skills, knowledge, and abilities. We believe that our leadership structure, with a separate Chief Executive Officer, Chairperson of the Board, and Lead Independent Director, is optimal for us because it allocates authority, responsibility, and oversight among management and key Board members.

Board Composition

Our Board believes that its directors should be of a diverse group of individuals who have broad experience and the ability to exercise sound business judgment. The Board seeks to include members with diverse backgrounds, skills, and experience, including appropriate financial and other expertise relevant to our business. The Board’s current composition demonstrates our success in building such a group:

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Information About Our Nominees

Ludmila Smolyansky, Founder and Chairperson of the Board

Age: 71 Director Since: 2002	Board Leadership Roles: • Chairperson of the Board

LUDMILA SMOLYANSKY was appointed as a Director by the Board to fill a vacancy created by an increase of the maximum number of Directors up to seven and unanimously elected as the Chairperson of the Board in November 2002. Mrs. Smolyansky has been the operator of several independent delicatessen and gourmet food distributorship businesses, and imported food distributorships, and been a leading force in the health food market for over 40 years. Mrs. Smolyansky and Michael Smolyansky founded Lifeway and Mrs. Smolyansky served as our General Manager. In 2010, Mrs. Smolyansky retired as a Lifeway employee. She has continued to serve Lifeway as its Chairperson of the Board and as a full-time consultant since 2011. Mrs. Smolyansky devotes as much time as necessary to Lifeway’s business and currently holds no other directorships in any other reporting company. Mrs. Smolyansky is the mother of Julie Smolyansky (the President, Chief Executive Officer, and a Director of the Company) and Edward Smolyansky (the Chief Operating Officer and a Director of the Company). The Smolyansky family maintains a controlling interest in the Company, and the Board believes it is appropriate to provide for continuity of the representation of the Smolyansky family on the Board as a component of our succession planning strategy.

Key Attributes, Experience and Skills:

Mrs. Smolyansky brings many years of food industry experience, historical perspective, and operational expertise to the Board. As Chairperson of the Board, Mrs. Smolyansky guides the Board in analyzing our strategic development. She brings to bear her historical knowledge of our business and industry to advise the Board on what strategies have been and can be successful and why. Mrs. Smolyansky’s business acumen allows her to lead the Board in long-term strategic planning. Her significant consumer products experience and international food industry background provide her with a broad understanding of the operational, financial, and strategic issues facing public companies like ours. In addition, as a founder and pioneer in cultured dairy, Mrs. Smolyansky has been a recognized leader in the organic and natural products industry for decades. Her in-depth knowledge about Lifeway, other manufacturers, and distributors and retailers across varying channels of distribution make her well qualified for service on our Board.

Julie Smolyansky, Chief Executive Officer, President, Secretary and Director

Age: 46 Director Since: 2002	Board Leadership Roles: • None

JULIE SMOLYANSKY was appointed as a Director and elected President and Chief Executive Officer of Lifeway by the Board of Directors to fill the vacancies in those positions created by the death of her father, Michael Smolyansky, in June 2002. She was appointed as Secretary effective as of January 1, 2020. She is a graduate with a bachelor’s degree from the University of Illinois at Chicago. Prior to her appointment, Ms. Smolyansky spent six years as Lifeway’s Director of Sales and Marketing. Ms. Smolyansky also served as Lifeway’s Chief Financial Officer and Treasurer from 2002 to 2004. Under her leadership, Lifeway has brought its products into the mainstream, boosted annual revenues tenfold, and expanded distribution throughout the United States, Mexico, the UK, and Ireland, as well as portions of Central and South America and the Caribbean. She has been named to Fortune Business’s ‘40 under 40,’ Fortune’s 55 Most Influential Women on Twitter and Fast Company’s Most Creative People in Business 1000. She holds no other directorships in any other reporting company. Ms. Smolyansky is the daughter of Ludmila Smolyansky (the Chairperson of the Board), and brother of Edward Smolyansky (the Chief Operating Officer and a Director of the Company). The Smolyansky family maintains a controlling interest in the Company, and the Board believes it is appropriate to provide for continuity of the representation of the Smolyansky family on the Board as a component of our succession planning strategy.

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Key Attributes, Experience and Skills:

Ms. Smolyansky brings to the Board over twenty years of extensive experience in the dairy and consumer packaged goods industries including advertising; marketing and communications; public relations; digital, social, and event marketing; and consumer insights. Ms. Smolyansky provides the Board with unique perspectives and invaluable, in-depth knowledge of Lifeway, including strategic growth opportunities; personnel; relationships with key customers and suppliers; competitive product positioning; history; company culture; and all other aspects of Lifeway’s operations. As the Chief Executive Officer of a publicly traded company, Ms. Smolyansky brings experience working with the investor community and financial institutions. In addition, as a member of our founding family, Ms. Smolyansky is a recognized and prominent visionary and leader in the dairy and probiotic products industry with an in-depth knowledge of manufacturers, distributors, and retailers across all of our channels of distribution.

Edward Smolyansky, Chief Operating Officer

Age: 41 Director Since: 2017	Board Leadership Roles: • None

EDWARD SMOLYANSKY was elected as a Director in June 2017 and is Lifeway’s Chief Operating Officer. Mr. Smolyansky was appointed as Chief Financial and Accounting Officer and Treasurer of Lifeway in November 2004 and appointed as the Chief Operating Officer and Secretary in 2012. He resigned his titles as Chief Financial Officer on January 1, 2016 and as Chief Accounting Officer on August 8, 2016. Mr. Smolyansky retained his title of Chief Operating Officer when the Board appointed Mr. Hanson as Treasurer and as Secretary on October 4, 2019. He also served as Lifeway’s Controller from June 2002 until 2004. He received his bachelor’s degree in finance from Loyola University of Chicago in December 2001. He holds no other directorships in any other reporting company. Mr. Smolyansky is the brother of President, CEO and Secretary, Julie Smolyansky, and the son of Lifeway’s Chairperson of the Board, Ludmila Smolyansky. The Smolyansky family maintains a controlling interest in the Company, and the Board believes it is appropriate to provide for continuity of the representation of the Smolyansky family on the Board as a component of our succession planning strategy.

Key Attributes, Experience and Skills:

Mr. Smolyansky brings to the Board over fifteen years of extensive financial and operations experience in the dairy and consumer packaged goods industries, which makes him a valuable contributor to the Board. Under his operational leadership, Lifeway has successfully integrated several strategic acquisitions and successfully led the development of both manufacturing processes and products. Mr. Smolyansky provides the Board with unique perspectives and invaluable, in-depth knowledge of Lifeway, including strategic growth opportunities; personnel; relationships with key customers and suppliers; brand marketing; operations; mergers, acquisitions and divestitures; competitive product positioning; history; company culture; and all other aspects of Lifeway’s operations. As the Chief Operating Officer and former Chief Financial Officer of a publicly traded company, Mr. Smolyansky brings experience working with the investor community and financial institutions. In addition, as a member of our founding family, Mr. Smolyansky is a recognized leader in the dairy and probiotic products industry with an in-depth knowledge of manufacturers, distributors, and retailers across all our channels of distribution.

Pol Sikar, Director

Age: 73 Director Since: 1986	Board Leadership Roles: • Independent Director • Member, Audit and Corporate Governance Committee

POL SIKAR has served as a Lifeway director since our inception in February 1986. He holds a master’s degree from the Odessa State Institute of Civil Engineering in Russia. For more than 40 years, he has been President and a major shareholder of Montrose Glass & Mirror Co., a company providing glass and mirror products to the wholesale and retail trade in the greater Chicago area. Mr. Sikar devotes as much time as necessary to the business of the Company and currently holds no other directorships in any other reporting company.

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Key Attributes, Experience and Skills:

Mr. Sikar brings a historical perspective to the Board along with executive and entrepreneurial experiences that provide Lifeway with insights into operational and strategic planning, and financial matters. His longtime service and institutional knowledge about Lifeway provide him with a broad understanding of the operational, financial, and strategic issues facing public companies like ours. His executive, operational, and financial experience make him well qualified for service on our Board.

Jason Scher, Director

Age: 46 Director Since: 2012	Board Leadership Roles: • Lead Independent Director • Chairperson, Audit and Corporate Governance Committee • Audit Committee Financial Expert • Chairperson, Compensation Committee

JASON SCHER was elected as a Director of the Company in July 2012. From 2016 to present Mr. Scher has been a principal investor and advisor focused on early-stage companies. From 2004 until 2016, Mr. Scher was the Chief Operating Officer of Vosges Haut-Chocolat, a leading manufacturer of super premium chocolate and confections in the US. From 2006 to 2018 he was a Managing Member of South Shore Developers Group, a real estate development company focused on affordable housing in the Chicago Area. From 2000 to 2004, Mr. Scher was a principal in RP3 Development, a New York based construction management and development company that performed work nationwide. Prior to that, Mr. Scher was employed by COSI Sandwich Bar in their real estate and construction group. Mr. Scher devotes as much time as necessary to the business of the Company and currently holds no other directorships in any other reporting company.

Key Attributes, Experience and Skills:

Mr. Scher brings manufacturing, financial and strategic experience to the Board, including a record of operational excellence in the food industry, and strategic experience across multiple industries from real estate to retail to the Board. In addition, he has advised a private company board; been an operational, team, and project leader; and served as a senior executive for nearly twenty years. His experience has provided him with a broad understanding of the operational, financial, and strategic issues facing public companies like ours. His industry, operational, and financial experience makes him well qualified for service on our Board.

Jody Levy, Director

Age: 42 Director Since: 2020	Board Leadership Roles: • Independent Director • Member, Audit and Corporate Governance Committee • Member, Compensation Committee

Jody Levy was elected as a director of Lifeway to fill a vacancy on the Board on February 11, 2020. Ms. Levy, is the founder, Creative Director and Chief Executive Officer of World Waters, LLC, the parent company of WTRMLN WTR and also a partner in, and advisor to, various brands including GEM&BOLT Mezcal, Bulletproof, Thrive Market, Parsley Health, The WELL, Inscape, Pinata and more. Ms. Levy has a Bachelor of Arts from School of the Art Institute of Chicago. Ms. Levy devotes as much time as necessary to Lifeway business and currently holds no other directorships in any other reporting company.

Key Attributes, Experience and Skills:

Ms. Levy’s breadth of experience in manufacture, marketing and sale of consumer packaged goods, specifically health foods, and her financial expertise and business experience as investor and as Chief Financial Officer make her a valuable addition to our Board.

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Dorri McWhorter, Director

Age: 48 Director Since: 2020	Board Leadership Roles: • Independent Director • Audit Committee Financial Expert • Audit Committee Member • Compensation Committee Member

Dorri McWhorter was elected as a director of Lifeway in 2020. Ms. McWhorter became CEO of YMCA Chicago on August 2, 2021. From 2013 through June 2021, Ms. McWhorter was the CEO of YWCA Metropolitan Chicago where she increased the impact and organizational sustainability of the YWCA Chicago including, increasing the operating budget has grown from $10.5 million in 2013 to an expected $35 million in 2021, expanding services and participating in initiatives across the region, including Census 2020 outreach and engagement, COVID-19 relief, Contact Tracing, and community economic development efforts on the south and west sides of the city by the acquisition and strategic integration of other direct service and policy organizations. She has led YWCA’s development of innovative digital services the process for the YWCA to partner on the development and launch of an exchange traded fund (ETF) for women’s empowerment (NYSE: WOMN) in partnership with Impact Shares, which is the first non-profit investment advisor to develop an ETF product. Priding herself on being a socially-conscious business leader, committed to creating an inclusive marketplace by leveraging a cross-sector approach of engaging business, civic and community partners, Ms. McWhorter included in the inaugural list of “The Blue Network”, comprised of the top 100 innovators in Chicago, by Chicago Tribune’s Blue Sky Innovation and recognized by Good City Chicago receiving its Innovative Leader Award. Dorri is a 2019 Inductee in the Chicago Innovation Hall of Fame. Ms. McWhorter is also a CPA. Prior to joining the YWCA, she was a partner at Crowe Horwath, LLP, one of the largest accounting firms in the U.S. She also held senior positions with Snap-on Incorporated and Booz Allen Hamilton. She also serves on the Board of Directors for William Blair Funds and Skyway Concession Company (Chicago Skyway). Ms. McWhorter is also active in the accounting profession having served as a member of the Board of Directors of the American Institute of Certified Public Accountants (AICPA) and is the current Chairperson of the Board of Directors for the Illinois CPA Society. She also serves as Co-Chair of the Advisory Board of the First Women’s Bank (in development). Ms. McWhorter is dedicated to empowering women as a founding member of the Women in Entrepreneurship Institute at DePaul University and Women’s Philanthropy Institute at Indiana University. Her civic and philanthropic leadership includes the board of directors for the Chicago Center for Arts and Technology, 1871 (Technology Business Accelerator), Chicago Council on Global Affairs, Civic Consulting Alliance, Civic Federation, and Forefront. She is also a member of the Illinois Charitable Trust Board. Ms. McWhorter received a bachelor of business administration degree from the University of Wisconsin-Madison, a master of business administration degree from Northwestern University’s Kellogg School of Management, and an honorary Doctor of Humane Letters from Lake Forest College.

Key Attributes, Experience and Skills:

Ms. McWhorter’s breadth of experience in health platforms, and her financial and accounting expertise and business experience as Chief Financial Officer make her a valuable addition to our Board. In addition, Ms. McWhorter has been an operational, team, and project leader; and served as a senior executive, board member and community leader for over twenty years. Her experience has provided her with a broad understanding of the financial, and strategic issues facing health related companies like ours. Her industry and financial experience makes her well qualified for service on our Board.

Director Independence

At least annually and in connection with any individuals being nominated to serve on the Board, the Board reviews the independence of each director or nominee and affirmatively determines whether each director or nominee qualifies as independent. The Board believes that shareholder interests are best served by having a number of objective, independent representatives on the Board. A majority of the current Board, consisting of Ms. Levy, Mr. Scher, Mr. Sikar and Ms. McWhorter, are “independent directors” as defined in the listing standards of Nasdaq and none of them have relationships to Lifeway that are material to that director’s ability to be independent from management in connection with the duties of a board member.

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The Audit and Corporate Governance Committee is composed solely of independent directors. In addition, the Board and the Audit and Corporate Governance Committee have complete and open access to any member of management and the authority to retain independent legal, financial, and other advisors as they deem appropriate without consulting or obtaining the approval of any member of management. The Board and Audit and Corporate Governance Committee also hold regularly scheduled executive sessions of only independent directors to promote discussion among the independent directors and assure independent oversight of management.

Voting for Directors; Director Resignation Policy

Each director in an uncontested election must be elected by a majority of the Votes Cast at the Annual Meeting, or by a plurality of the Votes Cast at the Annual Meeting in a contested election. If any nominee is not available for election at the time of the Annual Meeting (which we do not anticipate), the proxy holders named in the proxy, unless specifically instructed otherwise in the proxy, will vote for the election of such other person as the existing Board may recommend, unless the Board decides to reduce the number of our directors.

Consistent with our Bylaws, under our Board’s policy, any director who fails to be elected must offer to tender his or her resignation to the Board. The Board nominates for election or re-election as director, and fills director vacancies with, only those candidates who agree to tender their irrevocable resignations upon (1) the failure to receive the required vote at the annual meeting at which they face election or re-election and (2) Board acceptance of such resignation.

If an incumbent director fails to receive the required vote for re-election, the Board and the Audit and Corporate Governance Committee will act on an expedited basis to determine whether to accept the director’s resignation and will submit such recommendation for prompt consideration by the Board. The Board expects the director whose resignation is under consideration to abstain from participating in any decision regarding that resignation. The Audit and Corporate Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director’s resignation.

Board Meetings and Attendance

The Board typically meets at least quarterly and holds special meetings when necessary. During the 2021 fiscal year, the Board intends to hold at least four regularly scheduled meetings and the independent directors serving on the Board intend to meet in executive session (i.e., without the presence of any non-independent directors or management) immediately following at least two regularly scheduled Board meetings. During the fiscal year ended December 31, 2020 (the “Last Fiscal Year”), the Board held 8 Board meetings. All directors standing for re-election who served on the Board during the Last Fiscal Year attended at least 75% of the total number of meetings of the Board and of the committees of the Board on which they served in the Last Fiscal Year.

Pursuant to our Corporate Governance Guidelines, the Board expects attendance by Directors at Lifeway’s annual meetings. Each of the directors standing for re-election who served on the Board during the Last Fiscal Year attended the 2020 Annual Meeting of Shareholders and each of the nominees currently intends to attend this Annual Meeting.

Board Oversight

Shareholders elect the Board to oversee management and to serve shareholders’ long-term interests. Management is responsible for executing strategy, fulfilling our mission, maintaining our corporate culture, creating innovative, healthy probiotic products, establishing accountability and the “tone at the top,” and managing risk. The Board maintains an active dialogue with management to align our strategy with our goals, manage risk, and help identify key business opportunities in an ever-changing business environment. To support that dialogue, the Board, its Audit and Corporate Governance Committee, and individual directors have access to, meet with, and engage our management team, subject matter experts inside and outside Lifeway, our internal audit function, our auditors, and other external experts and advisors.

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At Board and Committee meetings during each year, the Board assesses our business objectives, trends in our business and our markets, policy and regulatory objectives and developments, our budget and financial forecasts, and how Lifeway’s performance aligns with our strategy and goals. The Board looks to the focused expertise of its Audit and Corporate Governance Committee to inform its oversight.

The Board’s Risk Oversight

The Board of Directors recognizes that although management is responsible for identifying and managing day-to-day risk, the Board and each of its directors play a critical role in the oversight of that risk. The Board implements its risk oversight responsibilities by having management provide appropriate briefings and informational sessions on the significant risks that Lifeway faces and how we are seeking to control risk. In some cases, the Audit and Corporate Governance Committee is responsible for oversight of specific risk topics. For example, the Audit and Corporate Governance Committee has oversight responsibility of our internal audit function and risks associated with financial accounting and audits, internal control over financial reporting, and major financial risk exposures.

As highlighted in detail below, the Board also has oversight responsibility of risks relating to Lifeway’s compensation policies and practices. At each regular meeting, or more frequently as needed, the Board considers reports from management and the Compensation Committee that provide detail on risk management issues and management’s response. Lifeway believes that its leadership structure promotes effective Board oversight of risk management because management provides the Board, directly and through the Audit and Corporate Governance Committee, the information necessary to appropriately monitor, evaluate, and assess our overall risk management.

The Board’s Compensation Oversight

Led by the Audit and Corporate Governance Committee through May 2020 and the Compensation Committee thereafter, the Board discharged its responsibilities related to compensation of Lifeway’s executive officers and administers our incentive and equity compensation plans. The Board also evaluates non-employee director compensation. In addition, the Board is responsible for conducting a periodic risk evaluation of Lifeway’s compensation practices, policies, and programs.

In 2019, the Audit and Corporate Governance Committee engaged the Lockton Companies (“Lockton”) as its independent compensation consultant to advise it on executive officer, senior management and director compensation matters. As part of its engagement in 2019, the Audit and Corporate Governance Committee directed Lockton to work with our General Counsel, our Human Resources department, and other members of management to obtain information necessary for Lockton to evaluate compensation of executive officers, senior management and directors.

The Audit and Corporate Governance Committee tasked Lockton with developing a compensation strategy for 2020 built on Lockton’s and the Audit and Corporate Governance Committee’s prior work and reflects the compensation philosophy described above. Previously, in 2018, Lockton reviewed our comparative peer group and suggested several refinements to it, which the Audit and Corporate Governance Committee approved. Lockton selected companies primarily focused on food/beverage manufacturing or agribusiness based on net sales, market capitalization, recent and anticipated growth, and similarity of management structure.

Using the refined peer group, Lockton analyzed the peer group’s comparative total direct compensation practices and mix of pay against Lifeway’s executive officer total direct compensation practices generally and proposed recommendations regarding the amount and mix of base and incentive compensation to be delivered to our executive officers, senior management team and directors for fiscal year 2020.

During 2019, Lockton performed no other services for Lifeway. The Audit and Corporate Governance Committee believed that there was no conflict of interest based on any prior relationship with Lockton. In reaching this conclusion, the Audit and Corporate Governance Committee considered the factors set forth in the SEC and Nasdaq rules regarding compensation advisor independence.

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Lockton’s engagement was terminated in the first quarter of 2020. The newly formed Compensation Committee undertook a process to identify and engage a new independent compensation consultant, Aon Consulting, Inc., to assist in a review of the compensation philosophy described above and the compensation strategies, structures and amounts for 2021.

The Board’s Director Nominations Oversight

Led by the Audit and Corporate Governance Committee and the Board’s independent directors, the Board selects and evaluates qualified candidates for election or appointment to the Board, including by identifying individuals qualified to become Board members and members of Board committees; nominates director nominees for the next annual meeting of shareholders or for appointment to vacancies on the Board; and identifies individuals to serve as our executive officers.

There are no specific minimum qualifications that the Board believes that a director nominee must meet. However, the Board believes that director candidates should, among other things, possess high degrees of integrity and honesty; have literacy in financial and business matters; have no material affiliations with our direct competitors, suppliers, or vendors; and preferably have experience in our business and other relevant business fields (for example, finance, accounting, law and banking). As a matter of policy, the Board considers diversity together with other factors considered when evaluating candidates but does not have a specific diversity requirement.

The Board meets in advance of each of Lifeway’s annual meetings of shareholders to identify and evaluate the skills and characteristics of each potential nominee for election as one of our directors. The Board reviews the candidates in accordance with the skills and qualifications set forth in its Corporate Governance Guidelines and by Nasdaq rules. The Board evaluates all director candidates in the same manner, regardless of whether a shareholder or some other source recommends them.

The Board’s Management Succession Planning Oversight

One of our Board’s principal duties is to review management succession planning. The Board reviews its management succession plans annually and plans for the development, retention, and replacement of executive officers, including the Chief Executive Officer and Chief Financial Officer. Additionally, the Board oversees the risks and exposures associated with management succession planning. Our Board believes that the directors and Lifeway’s executive officers should collaborate on succession planning and that the entire Board should be involved in the critical aspects of the management succession planning process, including establishing selection criteria that reflect our business strategies, identifying and developing internal candidates to ensure the continuity of our culture, and making key management succession decisions.

Management succession is discussed by the Board in regular meetings and in executive sessions of the Board as appropriate. Directors can become familiar with potential successors for key management positions through various means, including regular organization and talent reviews, presentations to the Board, and informal meetings.

The Board’s Cybersecurity Oversight

The Board has oversight of risks related to data protection and cybersecurity. Cybersecurity protection is vital to maintaining our operations and the trust of our business and supply chain partners, as well as the general public that buys our products. We must secure our own manufacturing and information technology infrastructure, as well as our sensitive data, from failures, breaches, or cyber incidents. This oversight includes reports to the Board on data protection and cybersecurity matters from senior members of our information technology department, legal department, and internal audit function. The topics covered by these reports include risk management strategies, data protection, ongoing risk mitigation activities, cybersecurity strategy, and governance structure.

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Annual Board and Committee Evaluations

Each year, as required by our Corporate Governance Guidelines and as part of the Board’s oversight responsibilities, our Board and its Committees conduct evaluations to assess their effectiveness and adherence to the Lifeway’s Code of Ethics, Corporate Governance Guidelines, policies adopted by the Board, and committee charters, and to identify opportunities to improve Board and committee performance.

Board evaluation – Each Director is given the opportunity to provide an annual evaluation of the performance of the Board and each of its members. The aggregate results are reported to the Board. The report includes an assessment of the Board’s compliance with our Code of Ethics, corporate governance guidelines, and policies adopted by the Board, and identification of areas in which the Board could improve its performance.

Committee evaluations – Each Committee member is given the opportunity to provide an annual performance evaluation and reports the results to the Board. Each report includes an assessment of the committee’s compliance with our Code of Ethics, corporate governance guidelines, policies adopted by the Board, the committee’s charter, and identification of areas in which the committee could improve its performance.

Board Committees

Controlled Company Exemption

Because Ludmila Smolyansky, Julie Smolyansky, and Edward Smolyansky, acting as a group, (the “Smolyansky family”) beneficially own a majority of Lifeway’s outstanding Common Stock, we qualify as a “controlled company” pursuant to Nasdaq Listing Rule 5615. We believe that having the Smolyansky family as a significant part of a long-term-focused, committed, and engaged stockholder base provides us with an important strategic advantage, particularly in a business with a mature, well-recognized brand. We desire to remain independent and family-controlled, and we believe the Smolyansky family shares these interests. As a controlled company, we are exempt from the requirements to have separate, independent compensation and nominating committees; a majority of independent directors on our Board; or independent directors comprising a majority of the Board select nominees for director or determine the compensation of its officers.

As a result of our use of the controlled company exemption, our corporate governance practices differ from those of non-controlled companies, which are subject to all of the Nasdaq corporate governance requirements. Specifically, while we continue to maintain a majority of independent directors on the Board and to ensure that a committee of those independent directors select director nominees and determine the compensation of our officers, we have not, in the past, maintained separate compensation or nominating committees. In May, 2020, the Board of Directors formed a Compensation Committee and adopted a Compensation Committee Charter. Mr. Scher and Ms. Levy were appointed as members of the newly constituted Compensation Committee and on March 22, 2021, Ms. McWhorter was appointed as a member of the Compensation Committee. In the event we cease to be a controlled company, we will be required to comply with all of the corporate governance standards under Nasdaq’s rules, subject to applicable transition periods.

Audit and Corporate Governance Committee

To eliminate unnecessary redundancies in our independent committee structure given the size of our company and Board, and in reliance on the controlled company exemptions described above, we have chosen to combine our audit and nominating committees into an Audit and Corporate Governance Committee. The Audit and Corporate Governance Committee, which is a separate and independent committee comprised of a majority of the Board’s independent directors, fulfills the Board’s delegated audit and nominating duties as a single, integrated committee. The Audit and Corporate Governance Committee also fulfilled the function of a Compensation Committee until May 2020 when the Board of Directors formed a Compensation Committee.

The Board has determined that each member of the Audit and Corporate Governance Committee (1) is “independent” as defined by applicable SEC rules and the listing standards of Nasdaq, (2) has not participated in the preparation of our financial statements or those of any of our current subsidiaries at any time during the past three years, and (3) is able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement. In addition, the Board determined that Mr. Scher and Ms. McWhorter are financially literate and financially sophisticated, as those terms are defined under the rules of Nasdaq, and were “audit committee financial experts,” as defined by applicable SEC rules.

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Mr. Sent was the Chairperson of the Committee and Lead Independent Director until January 24, 2020. Mr. Scher replaced Mr. Sent as a Chairperson of the Audit and Corporate Governance Committee and Lead Independent Director on January 24, 2020 and Ms. Levy replaced Mr. Sent as a member of the Audit and Corporate Governance Committee on February 11, 2020. Ms. McWhorter was appointed as a member of the Audit and Corporate Governance Committee on October 16, 2020.

The Board has determined that each member of the ACG Committee (1) is “independent” as defined by applicable SEC rules and the listing standards of Nasdaq, (2) has not participated in the preparation of our financial statements or those of any of our current subsidiaries at any time during the past three years, and (3) is able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement. In addition, the Board determined that Mr. Scher and Ms. McWhorter are financially literate and financially sophisticated, as those terms are defined under the rules of Nasdaq, and were “audit committee financial experts,” as defined by applicable SEC rules.

The ACG Committee held 11 meetings in 2020.

Audit and Corporate Governance Oversight

The ACG Committee oversees the adequacy and effectiveness of our internal controls and meets with Lifeway’s internal and independent auditors to review these internal controls and to discuss other financial reporting matters. The ACG Committee is also responsible for the selection, appointment, compensation, and oversight of both our independent auditors and our internal audit function. Our internal audit function reports directly to the ACG Committee, and not management. The ACG Committee reviews the financial reporting and accounting principles and standards and the audited financial statements to be included in the annual report. It also reviews the quarterly financial results and related disclosures. Additionally, the Committee is responsible for the review and oversight of all related party transactions and other potential conflict of interest situations between and among Lifeway and its officers, directors, employees, and principal shareholders. The ACG Committee relies on the expertise and knowledge of management, our internal auditor, and our independent auditor in carrying out these oversight responsibilities.

Director Nominations

The ACG Committee selects, evaluates, and recommends to the Board qualified candidates for election or appointment to the Board, including by identifying individuals qualified to become Board members and members of Board committees; and recommending to the Board director nominees for the next annual meeting of shareholders or for appointment to vacancies on the Board. The ACG Committee also provides oversight to management when Lifeway conducts succession planning or searches for individuals to serve as executive officers.

The Committee does not have specific minimum qualifications that it believes that a director nominee must meet. However, the ACG Committee believes that director candidates should, among other things, possess high degrees of integrity and honesty; have literacy in financial and business matters; have no material affiliations with our direct competitors, suppliers, or vendors; and preferably have experience in our business and other relevant business fields (for example, finance, accounting, law and banking). As a matter of policy, the ACG Committee considers diversity together with other factors considered when evaluating candidates but does not have a specific diversity requirement.

The ACG Committee meets in advance of each of our annual meetings of shareholders to identify and evaluate the skills and characteristics of each director candidate for nomination for election as a director. The Committee reviews the candidates in accordance with the skills and qualifications set forth in the ACG Committee Charter and the rules of the SEC and Nasdaq. The Committee evaluates all director nominees on the same basis, regardless of whether the nominee is recommended by a director, management, or a shareholder.

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Executive and Non-Employee Director Compensation

Finally, as discussed in more detail in the Compensation Discussion and Analysis below, the ACG Committee also discharged a portion of the Board’s responsibilities related to compensation of Lifeway’s executive officers, senior executives, and non-employee directors through May 2020 when the Compensation Committee was established. The ACG Committee administered our incentive and equity compensation plans. The ACG Committee also was responsible for evaluating and making recommendations to the Board regarding non-employee director compensation. In addition, it also oversaw annual risk evaluations of our compensation practices, policies and programs.

The ACG Committee was empowered through May 2020 to engage independent compensation consultants to advise it on executive and non-employee director compensation matters. During that time, those independent consultants, and any other outside advisors that the ACG Committee elected to engage, reported directly to the ACG Committee, and the ACG Committee had the sole power to terminate or replace its independent compensation consultant or other advisors at any time. After May 2020, the Compensation Committee has the sole power to engage, terminate or replace independent compensation consultants at any time.

Committee Interlocks and Insider Participation

During fiscal year 2020, the Audit and Corporate Governance Committee, serving as the Company’s Compensation Committee until May 2020 when the Compensation Committee was formed, consisted of Messrs. Scher, Sikar, until January 24, 2020, Mr. Sent, and after February 11, 2020, Ms. Levy. During fiscal year 2020, the Compensation Committee consisted of Mr. Scher and Ms. Levy. None of these members was, at any time during fiscal year 2020, or at any previous time, a Lifeway officer or employee.

None of Lifeway’s executive officers served as a member of the board of directors or compensation committee of any other entity that has one or more of its executive officers serving as a member of Lifeway’s Board. No member of the Audit and Corporative Governance Committee or Compensation Committee has or had any relationship with us requiring disclosure under Item 404 of Securities and Exchange Commission Regulation S-K.

Fiscal Year 2020 Director Compensation

The table below describes the cash and stock award portions of the annual retainer paid to each non-employee director who served in fiscal year 2020. While directors receive annual retainers based on the June-to-June Board service year, the table below reflects payments made during fiscal year 2020. Ms. Julie Smolyansky and Mr. Edward Smolyansky received no compensation as directors. We have excluded them from the table because we fully describe their compensation in the “Named Executive Officer Compensation” section.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	All Other Compensation ($)		Total ($)
Ludmila Smolyansky	–	–	1,600,000	(2)	1,600,000
Renzo Bernardi	27,502	30,000	–		87,502
Pol Sikar	57,502	30,000	–		90,502
Jason Scher (3)	153,666	30,000	–		183,666
Jody Levy (4)	111,271	30,000	–		141,271
Dorri McWhorter (5)	55,201	30,000	–		85,201
George Sent (6)	–	–	–		–

(1)	Details about the amounts in the “Stock Awards” column are set forth in the table below

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Stock Awards Detail
Name	Vested Stock Award ($)	Restricted Stock Award(A) ($)	Total ($)
Ludmila Smolyansky	–	–	–
Renzo Bernardi	–	30,000	30,000
Pol Sikar	–	30,000	30,000
Jason Scher	–	30,000	30,000
Jody Levy	–	30,000	30,000
Dorri McWhorter	–	30,000	30,000
George Sent(B)	–	–	–

(A)	As discussed below in the section “Consent by Danone to Common Stock Issuances,” we must obtain Danone’s consent before issuing these Performance Shares when they vest (if at all).

(B)	Mr. Sent resigned as director on January 24, 2020, earned no fees in 2020 and his restricted stock award was not vested and was forfeited.

(2)	Of the All Other Compensation, (a) $1,000,000 represents the annual fees paid to Mrs. Smolyansky for her services as a consultant to Lifeway through December 31, 2020. Effective January 1, 2021, Mrs. Smolyansky will be paid an annual service fee of $500,000 and will also be eligible for an annual performance fee target of $500,000 based on the achievement of specified performance criteria.; and (b) $600,000 represents royalty payments. Both relationships are discussed further in the “Certain Relationships and Related Party Transactions” section below. Mrs. Smolyansky did not receive any retainer fees in her capacity as a non-employee director.

(3)	Mr. Scher was appointed as the chairperson of the Audit and Corporate Governance Committee and the Compensation Committee, once formed, and received in 2020 pro rata payments of fees for such positions for partial year service during the Board Year 2019-2020 as well as full year fees for such positions for the Board Year 2020-2021.

(4)	Ms. Levy was elected to the Board and appointed as a member of the Audit and Corporate Governance Committee and Compensation Committee, once formed, and received in 2020 pro rata payments of such fees for such positions for partial year service during the Board Year 2019-2020 as well as full year fees for such positions for the Board Year 2020-2021.

(5)	Ms. McWhorter was elected to the Board and appointed as a member of the Audit and Corporate Governance Committee during the Board Year 2020-2021 and received in 2020 pro rata payments of such fees for such positions for partial year service for the Board Year 2020-2021.

(6)	Mr. Sent resigned as a director in January 2020, during the Board Year 2019-2020, and received no payments in 2020.

Certain Relationships and Related Party Transactions

On March 18, 2016, Lifeway entered into a consulting agreement (the “Original Consulting Agreement”) with Mrs. Smolyansky that was effective January 1, 2016. Under the terms and conditions of the Agreement, Mrs. Smolyansky provided consulting services to us for which we paid Mrs. Smolyansky an aggregate of $1,000,000 annually and prorated amounts for periods shorter than a year. On December 28, 2020, Lifeway entered into an amended and restated consulting agreement with Mrs. Smolyansky (the “Amended and Restated Consulting Agreement”), effective as of December 31, 2020. Under the terms and conditions of the Amended and Restated Consulting Agreement, Mrs. Smolyansky will continue to provide consulting services with respect to, among other things, our business strategy, international expansion and product management and expansion. For her services under the Amended and Restated Consulting Agreement beginning in January 2021, the Company will pay Mrs. Smolyansky an annual service fee of $500,000. Mrs. Smolyansky will also be eligible for an annual performance fee target of $500,000 based on the achievement of specified performance criteria.

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Specifically, in 2020, Mrs. Smolyansky assisted management with efforts to develop an overall strategy for, and supporting maintenance and expansion of, the ethnic food market customer base, strategizing expansion into Eastern European markets, managing relationships with certain ethnic vendors, analysis of growth strategies, collaborating with Russian speaking department managers, negotiating relationships of the Company, including customers, suppliers and key personnel, developing and implementing strategies to improve operations, marketing and financial performance of the Company, formulating strategic plans related to the direction of sales and marketing, evaluating and exploring potential acquisitions, reviewing and advising the Company with respect to proprietary manufacturing process and other aspects of the business as requested by management of the Company.

On March 14, 2016, we entered into an endorsement agreement (the “Endorsement Agreement”) with Mrs. Smolyansky that was effective January 1, 2016. Under the terms and conditions of the Endorsement Agreement, Mrs. Smolyansky grants an unlimited, perpetual, non-exclusive, worldwide and, except as set forth therein, royalty free, right to use, reuse, publish, reproduce, perform, copy, create derivative works, exhibit, broadcast and display Mrs. Smolyansky’s name, image and likeness in Marketing Materials (as defined in the Agreement). As consideration for such license, we agree to pay Mrs. Smolyansky a royalty equal to $0.02 for each product or item sold by Lifeway during each calendar month bearing Mrs. Smolyansky’s first name, last name, or other identifying personal characteristics; provided however that such royalty will not exceed $50,000 in any month and such royalty payments will cease upon the death of Mrs. Smolyansky.

In 2020, Mrs. Smolyansky was paid $1,000,000 pursuant to the Consulting Agreement and $600,000 pursuant to the Endorsement Agreement. Ms. Smolyansky did not receive any retainer fees in her capacity as a non-employee director.

Jason Burdeen, Ms. J. Smolyansky’s spouse, is employed by the Company as the CEO’s Chief of Staff. Mr. Burdeen does not have an employment agreement. In 2020, Mr. Burdeen’s total compensation was $132,813. The Compensation Committee is responsible for determining and approving Mr. Burdeen’s compensation annually.

We have determined that there were no related party transactions in excess of $120,000 since January 1, 2020, or currently proposed, involving Lifeway except for the Original Consulting Agreement, the Amended and Restated Consulting Agreement, and the Endorsement Agreement with Mrs. Smolyansky, our Chairperson of the Board, as discussed above.

Shareholder Engagement with Our Board

Communication with the Board

Lifeway’s annual meeting of shareholders provides an opportunity each year for shareholders to ask questions of, or otherwise communicate directly with, members of the Board on appropriate matters. Shareholders who wish to contact the Board, any committee of the Board, or any individual director or group of directors may do so by sending such written communications to:

Secretary or Assistant Secretary

c/o Legal Department

Lifeway Foods

6431 Oakton St.

Morton Grove, IL 60053

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The Secretary will collect and organize any copies of written communications that we receive and provide them to the Board or the relevant director unless the Secretary or Assistant Secretary’s determines that they are inappropriate for submission to the intended recipient(s). Examples of shareholder communications that would be considered inappropriate for submission to the Board include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to Lifeway’s business, or communications that relate to improper or irrelevant topics. The Secretary or Assistant Secretary or their designees may analyze and prepare a response to the information contained in communications received and may deliver a copy of the communication to other Lifeway employees or agents who are responsible for analyzing or responding to complaints or requests. Communications concerning possible director nominees submitted by any of our shareholders will be forwarded to the independent directors of the Board.

Director Nominations by Shareholders

Consistent with the Board’s Corporate Governance Guidelines, the Board will consider any candidates recommended by shareholders on the same basis that it considers recommendations from other sources. The recommendation must at a minimum include evidence of the shareholder’s ownership of Lifeway stock, along with the candidate’s name and qualifications for service as a Board member, and a document signed by the candidate indicating the candidate’s willingness to serve, if elected. In considering a candidate submitted by shareholders, the Board will take into consideration the needs of the Board and the qualifications of the candidate. Nevertheless, just as with recommendations from other sources, the Board may choose not to consider an unsolicited recommendation if no vacancy exists on the Board and/or the Board does not perceive a need to increase number of directors on the Board.

Shareholders should submit any recommendations of director candidates for Lifeway’s 2022 Annual Meeting of Shareholders to our Secretary or Assistant Secretary in accordance with the procedures set forth above under the heading “Deadline for Receipt of Shareholder Proposals to be Presented at Our Next Annual Meeting.”

Website Access to Corporate Governance Documents

We have adopted Corporate Governance Guidelines and a Code of Ethics applicable to all members of the Board, executive officers, and employees, including our principal executive officer and principal financial officer. The Corporate Governance Guidelines, the Code of Ethics, committee charters, and other corporate governance documents are available on our website at www.lifewayfoods.com. Information contained on the website is not incorporated by reference in, or considered part of, this Proxy Statement. We intend to disclose any future amendments to certain provisions of our Code of Ethics, and any waivers of those provisions granted to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions, by posting the information on our website within four business days following the date of the amendment or waiver.

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5.	NAMED EXECUTIVE OFFICER COMPENSATION

Compensation Discussion and Analysis

Although SEC rules do not require smaller reporting companies to include a Compensation Discussion and Analysis (“CD&A”) in their Form 10-K, Lifeway has elected to voluntarily disclose this additional information in order to provide stockholders with additional information regarding current executive compensation.

This CD&A explains our overall compensation philosophy, describes the material components of our executive compensation programs, and details the determinations made by the Board and our Audit and Corporate Governance Committee in fiscal 2020 for the compensation awarded to Named Executive Officers (NEOs). Our current executive officers, including our NEOs, are:

Name	Age	Officer since	Title	Named Executive Officer
Julie Smolyansky	46	2002	Chief Executive Officer, President and Secretary	Yes
Edward Smolyansky	41	2004	Chief Operating Officer	Yes
Eric Hanson	47	2018	Chief Financial and Accounting Officer and Treasurer	No
Amy Feldman	45	2018	Senior Executive Vice President of Sales	Yes

The tables that follow this Compensation Discussion and Analysis contain specific data about the compensation earned in 2020 by our NEOs. The discussion below is intended to help readers understand the detailed information provided in the compensation tables and put that information into the context of our overall executive compensation program.

Executive Compensation Philosophy

Our executive compensation program is based on the following objectives:

•	Balancing compensation program elements and levels that attract, motivate, and retain talented executives with forms of compensation that are performance-based and/or aligned with shareholder interests and the promotion of growth in Lifeway business and value;

•	Setting target total direct compensation (base salary, annual incentives, and long-term incentives) and related performance requirements for executives by reference to compensation ranges for peer group companies that are similarly situated to Lifeway; and

•	Appropriately adjusting total direct compensation to reflect the performance of each executive over time (as reflected in individual annual goals) as well as our annual performance (as reflected in the various corporate financial performance goals) and our long-term performance (as reflected in stock appreciation for equity-based awards under the Lifeway Foods, Inc. 2015 Omnibus Incentive Plan (the “Omnibus Plan”)).

The Board of Directors recognizes that Lifeway’s continued success and growth are a result of the efforts, skill and experience of our management team, including our executive officers; the experience, knowledge and guidance of the Chairperson of the Board and Lead Independent Director; and the oversight of the Board of Directors.

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Continuity of personnel across multi-disciplinary functions is critical to the success and continued growth of our business. Furthermore, since we have relatively few employees, each must perform a broad scope of functions, and there is comparatively less redundancy in skills than at companies larger than Lifeway. Our unique production process for kefir, which is not widely known, requires specific knowledge and skills to perform and to support. This, coupled with the multiple functions that our executives perform, may make it difficult to attract and retain talented executives. We consider our specific challenges and achievements along with our financial performance and growth when approving executive officer compensation.

Prior to May 2020, the Audit and Corporate Governance Committee was responsible for performing the functions of a compensation committee of the Board. Thereafter, the Board of Directors formed a Compensation Committee to perform the functions related to compensation formerly performed by the Audit and Corporate Governance Committee and adopted a Compensation Committee Charter. Mr. Scher and Ms. Levy were appointed as members of the newly constituted Compensation Committee. The Compensation Committee held 4 meetings in 2020. Pursuant to the powers granted in its charter, the Compensation Committee reviewed the then current compensation for executive officers, compensation processes, the then current compensation philosophy of the Company, recent changes to management’s organization and responsibilities, market data relating to similar positions at similarly situated companies and Covid 19 pandemic uncertainties. Based on these reviews, the Compensation Committee reviewed and set compensation levels in 2020 to reflect changes made to management organization through 2019 consistent with market rates of total compensation for similarly situated executive positions. The Compensation Committee also adjusted compensation setting processes to gather additional information about performance of the individual employees for whose compensation it was responsible and to address concerns by certain executive officers. In 2021, the Compensation Committee intends to continue the review and updating of compensation related procedures and to implement a compensation plan that incentivizes both near-term and long-term objectives. We also believe that a significant portion of our executive compensation should be dependent on the continued growth and success of our Company so that our executive officers have even stronger motivation to work toward the long-term interests of our shareholders. Accordingly, the Compensation Committee intends to continue to designate a portion of executive compensation to be “at risk” and therefore dependent on achieving performance goals and comprised in part of equity compensation that will appreciate only to the extent that shares held by our shareholders also appreciate.

The Compensation Committee reviews our compensation design and philosophy on an annual basis to ensure that our executive compensation program continues to support our strategy and objectives and aligns with our shareholders’ interests.

Compensation Oversight Role of the Audit and Corporate Governance Committee and Compensation Committee

Prior to May 2020, the Audit and Corporate Governance Committee assisted our Board of Directors by discharging responsibilities relating to the compensation of our executive officers, including our NEOs. Thereafter, the Board of Directors formed a Compensation Committee to perform such functions. As such, the Audit and Corporate Governance Committee previously had, and the Compensation Committee currently has, responsibility over certain matters relating to the reasonable and competitive compensation of our executives, certain employees who are family members of our executive officers and directors, and directors (only non-employee directors are compensated as directors) as well as matters relating to equity-based benefit plans. Each member of our newly formed Compensation Committee is independent in accordance with the criteria of independence set forth in Rule 5605(a)(2) of the Nasdaq Listing Rules and Rule 16b-3 of the Securities Exchange Act of 1934. We believe that their independence from management allowed the members of the Audit and Corporate Governance Committee, and also allows the Compensation Committee, to provide unbiased consideration of various elements that could be included in an executive compensation program and apply independent judgment about which elements best achieve our compensation objectives.

Pursuant to its charter, the Compensation Committee is responsible for, among other things:

•	Reviewing Lifeway’s overall compensation philosophy and strategy;

•	At least annually, with all Board authority delegated to the Compensation Committee, reviewing, approving and evaluating corporate goals and objectives relevant to the compensation of our CEO and COO and the consulting fees of Ludmila Smolyansky and evaluating their performance in light of the relevant goals and objectives, and determining and approving their compensation or consulting fees, as applicable, including any equity incentive plan awards;

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•	At least annually, reviewing the performance of the Company's executive officers and determining and approving, subject to Board approval, compensation of executive officers other than the CEO and COO;

•	Making recommendations to the Board with respect to incentive-compensation plans and equity-based plans that are subject to Board approval;

•	Reviewing the Company's incentive compensation arrangements to determine whether they encourage excessive risk-taking, to review and discuss at least annually the relationship between risk management policies and practices and compensation, and to evaluate compensation policies and practices that could mitigate any such risk;

•	Reviewing all director compensation for service on the Board and Board committees at least once a year and recommend changes to the Board as necessary;

•	Administering the Company's equity compensation plans, and grant awards under such plans;

•	Overseeing the administration of the Company's employee benefit plans;

•	Preparing or cause to be prepared, if required or determined by the Compensation Committee to be in the best interest of the Company and its shareholders, the Compensation Discussion and Analysis and the Compensation Committee Report on Executive Compensation to be included in the Company's Annual Proxy Statement;

•	At least once per year, evaluating the Company's performance in the area of diversity in the Company's workforce;

•	Conducting an annual self-evaluation of the Committee and each of its members individually; its performance of its duties under this Charter; and the effectiveness of the overall compensation philosophy of the Company;

•	Overseeing regulatory compliance with respect to compensation matters;

•	Reviewing and approving employment or severance arrangements with senior management;

•	Approving and overseeing the application of the Company’s Clawback Policy with respect to Section 16 Officers; and

•	Reviewing its charter at least annually and recommending any proposed changes to the Board for approval.

Through May 2020, the Audit and Corporate Governance Committee was, and thereafter the Compensation Committee is, authorized to retain and terminate, without Board or management approval, the services of an independent compensation consultant to provide advice and assistance. The Audit and Corporate Governance Committee had, and the Compensation Committee has, the sole authority to approve the consultant’s fees and other retention terms. The Chairperson of the Compensation Committee reviews, negotiates and executes any engagement letters with compensation consultants engaged by the Committee. All compensation consultants will report directly to the Compensation Committee.

Role of our Compensation Consultant

In 2019, the Audit and Corporate Governance Committee engaged the Lockton Companies (“Lockton”) as its independent compensation consultant to advise it on executive officer, senior management and director compensation matters for fiscal year 2020. As part of its engagement in 2019, the Audit and Corporate Governance Committee directed Lockton to work with our former General Counsel, our Human Resources department, and other members of management to obtain information necessary for Lockton to evaluate compensation of executive officers, senior management and directors.

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Lockton reported directly to the Audit and Corporate Governance Committee, which had the sole power to terminate or replace Lockton. Lockton met with both the Audit and Corporate Governance Committee and, as necessary, the Board during their regular meetings and in executive session (where no members of management are present), and with the independent members of the Board outside of the Board’s regular meetings.

During 2019 and 2020, Lockton performed no other services for Lifeway. The Audit and Corporate Governance Committee believed that there was no conflict of interest based on any prior relationship with Lockton. In reaching this conclusion, the Audit and Corporate Governance Committee considered the factors set forth in the SEC and Nasdaq rules regarding compensation advisor independence.

The Audit and Corporate Governance Committee tasked Lockton with developing a compensation strategy for 2020 built on Lockton’s and the Audit and Corporate Governance Committee’s prior work and reflecting the compensation philosophy described above. Previously, in 2018, Lockton reviewed our comparative peer group and suggested several refinements to it, which the Audit and Corporate Governance Committee approved. Lockton selected companies primarily focused on food/beverage manufacturing or agribusiness based on net sales, market capitalization, recent and anticipated growth, and similarity of management structure.

Using the refined peer group, Lockton analyzed the peer group’s comparative total direct compensation practices and mix of pay against Lifeway’s executive officer total direct compensation practices generally, as well as for fiscal year 2019 and proposed recommendations regarding the amount and mix of base and incentive compensation to be delivered to our executive officers, senior management team and directors for fiscal year 2020.

Lockton’s engagement was terminated in the first quarter of 2020. However, the newly formed Compensation Committee was able to consult with Lockton in 2020 about its report regarding 2020 compensation. The newly formed Compensation Committee underwent a process to identify and engage a new independent compensation consultant to assist in a review of the compensation philosophy described above, the peer group and the compensation strategies, structures and amounts for directors and officers in 2021. In January 2021, the Compensation Committee engaged Aon Consulting, Inc. as its compensation consultant for fiscal year 2021.

The Compensation Program Design

Elements of Compensation

To achieve the compensation objectives described in our philosophy above, we have historically established three principal components of executive compensation: long-term equity compensation, an annual cash incentive, and base salary. The Committee seeks to ensure that total compensation for our executive officers is heavily weighted to variable, performance-based compensation by delivering a portion of target compensation in the form of long-term equity compensation and annual cash incentives.

In 2020, the newly constituted Compensation Committee undertook a review of compensation related processes. Based on that review the Compensation Committee began to modify processes related to compensation in order to ensure efficiency and accumulation of data from compensation consultants, employees and additional research and other advisors as needed, in order to guide compensation decisions. The Compensation Committee also undertook a review of changes to management’s organization and responsibilities through the end of 2019. The Compensation Committee, in consultation with the compensation consultant, reviewed executive officers’ then current responsibilities and market data relating to similar positions at similarly situated companies as well as as well as the limitations that Danone has imposed on Lifeway issuing our CEO and COO equity compensation (as described more fully below in the section “Consent by Danone to Common Stock Issuances”), the effects of Covid 19 pandemic and determined to adjust executive officers’ total compensation levels and for 2020 the mix of compensation components. As result and as more fully set forth in the Summary Compensation Table and footnotes thereto, our CEO’s and COO’s base salaries were not changed and our Senior Executive Vice President of Sales’ was increased, our CEO’s opportunities to earn incentive awards were increased and she was awarded one time discretionary bonus based on the Company’s and her performance during the Covid 19 pandemic, our COO received no bonus opportunities and the bonus opportunities awarded to our Senor Executive Vice President of Sales were decreased. Incentive cash bonuses, and for the CEO, cash and equity incentive opportunities awarded, were to be earned, if at all, based on the Company meeting designated financial and operational targets that the Compensation Committee believes correlate with operating performance and long-term stock performance. The Compensation Committee also awarded a $250,000 discretionary cash bonus to our CEO in recognition of the effective continuation and growth of the Company’s business during the COVID-19 pandemic which the Compensation Committee credited to the preparation by the CEO for the impact of the COVID-19 pandemic prior to shelter in place orders and shut downs, including, but not limited to, increasing supply purchases, establishing multiple back up supply lines and delivery options and establishing policies and procedures for the health and safety of the Company’s employees and for avoidance of production stoppage which were effective.

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Our executive officers were also eligible to participate in our benefit programs and received limited perquisites.

The table below provides a summary of these key elements and describes why we include each one.

Element	Form	Description
Base Salary	Cash (Fixed)	The fixed amount of compensation for performing day-to-day responsibilities.

Executive officers are generally eligible for increases annually, depending on their individual performance.

The fixed amount of compensation provides our executive officers with a degree of retention and stability.

Long Term Incentive Awards	Equity (Variable)

The Board and shareholders previously approved the Omnibus Plan on October 30, 2015. In prior fiscal years, including 2019, the Audit and Corporate Governance Committee adopted a formalized performance-based incentive award plan that provided all executive officers and certain other senior managers with an opportunity to earn Performance Shares under the Omnibus Plan based on achievement of critical financial performance goals that were reviewed and approved by the Compensation Committee. For fiscal year 2020, eligibility for long term plan participation was limited to Ms. Smolyansky.

We provide more details on this element below.

Short Term Incentive Awards	Cash and/or Equity	Provides annual incentive awards for achieving corporate goals and objectives.
(Variable)

Generally, our named executive officers are eligible to earn an annual incentive award, promoting alignment and pay-for-performance at all levels of the organization. The annual awards can be a combination of:

•     Incentive awards based on pre-established goals established by the Committee.

•     Discretionary awards based on a range of factors considered by the Committee.

The Compensation Committee, and prior to 2020, the Audit and Corporate Governance Committee, adopted formalized performance-based cash incentive award plans that provide certain, if not all, executive officers and certain other senior managers an opportunity to earn a bonus for each fiscal year. Such bonuses were earned based on achievement of Company, and with respect to our Senior Executive Vice President of Sales, individual or department performance goals, that were reviewed and approved by the committee responsible for compensation related matters. For fiscal year 2020, eligibility for short term incentive award plan participation was limited to our CEO, CFO and Senior Executive Vice President of Sales.

We provide more details on this element below.

Perquisites and Benefits	Varies	Provides perquisites and benefits to facilitate the operation of our business and assist us in recruiting and retaining key executives.

Perquisites and benefits have in the past included automobile allowances, 401(k) matching, annual comprehensive health screenings, and other items discussed below.

We provide more details on this element below.

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Equity Incentive Program

Our NEOs and certain other key employees designated by the Compensation Committee and Board, as applicable, are eligible to receive equity awards, including for example performance units, performance shares or restricted stock units, under Lifeway’s 2015 Omnibus Incentive Plan (the “Omnibus Plan”). The 2019 equity incentive plan had a three-year performance period for all plan participants during which they could earn performance shares with time-based vesting if Lifeway exceeds specified financial performance criteria set by the Board for each year in the three-year performance period. The 2020 equity incentive plan had a one year performance period for which Ms. J. Smolyansky, our Chief Executive Officer, could earn restricted stock with time-based vesting if Lifeway exceeded specified financial performance criteria during the performance period. The amount and value of the awards actually granted by the Compensation Committee depend on our performance relative to the performance goals approved by the Compensation Committee and/or Board, as applicable.

Under the 2019 and 2020 equity incentive plans, assuming above-threshold performance and approval of the Compensation Committee, performance shares and restricted stock units, respectively, will be granted to the eligible participants pursuant to the Omnibus Plan and the terms and conditions of the applicable award agreements.

Under the 2019 equity incentive plan one half of any performance unit awards granted to eligible participants will vest, if at all, on the one year anniversary of the grant if performance measurements are met in the first year; one half of the remaining unvested awards earned will vest on the second anniversary of the grant if performance measurements were met in the second year, and the remainder of unvested earned shares will vest on the third anniversary of the grant if performance measurements are met in the third year. If in any year performance measures are attained but are not maintained in a subsequent year, unvested awards equal to the shortfall in that later year will be forfeited and will not vest. At the time of grant, the Audit and Corporate Governance Committee believed that the long term performance period and long term vesting feature tied to the performance of the Company provides an important mechanism to incentivize management’s focus on continued profitability and achievement of long term business milestones that will drive Lifeway’s long term success and to align their interests with long-term shareholder value.

In the first and second year of the 2019 performance period, Lifeway achieved certain performance measures previously approved by the Audit and Corporate Governance Committee and Board for which our named executive officers and other senior management earned awards as detailed below in the Summary Compensation Table. The awards earned by our CEO and COO are subject to Danone’s consent as discussed further below. The awards for the second year of the 2019 performance period are subject to a vesting schedule previously approved by the Audit and Corporate Governance Committee and the Board which provided that 50% of unvested shares vest in year one, 50% of the remaining unvested shares in year two and the remaining unvested shares vest in year three. Please see the detailed information presented in the Summary Compensation Table below.

Under the 2020 equity incentive plan, Lifeway achieved certain performance measures previously approved by the Compensation Committee under our 2015 Omnibus Plan for which Ms. Smolyansky earned long-term incentive stock awards subject to Danone’s consent as discussed further below. The restricted shares earned by Ms. Smolyansky pursuant to the 2020 long term incentive plan are subject to a vesting schedule previously approved by Compensation Committee which provided that one third of the restricted shares earned will vest on each of the one year, two year and three year anniversaries of the grant. Please see the detailed information presented in the Summary Compensation Table below.

Setting a Target Value

The Audit and Corporate Governance Committee established a target level of total annual equity compensation for each eligible participant under the 2019 equity incentive plan. The Compensation Committee established such target levels of total annual equity compensation the participant under the 2020 equity incentive plan. If our performance meets both of the target performance goals, all restricted stock will be earned and, subject to Danone consent, issued.

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Performance Measures

The following table outlines the performance measures that the Compensation Committee used in fiscal year 2020. The Committee also determined it was important to incentivize and reward growth of the Company during the Covid 19 pandemic without the need to tap into governmental assistance rather than focusing on expanding particular product offerings or introducing new products. The Compensation Committee selected these performance measures because they align with expansion by increasing revenue and profitability of existing products and ensuring our leaders are accountable for driving long term profitability and sustainability of the Company. Due to the realignment of management through 2019 and the Compensation Committee’s determinations with respect to total compensation setting during the COVID 19 pandemic, the Compensation Committee determined not to provide long term incentive opportunities to employees other than our CEO in 2020. The Committee believe the performance measures set as described below are key drivers of our long-term success and shareholder value, and directly affected by the decisions of our management team lead by our CEO.

Performance Measures
Growth of revenue
Adjusted EBITDA

The following table outlines the performance measures that the Audit and Corporate Governance Committee used in the 2019 equity incentive program. The Audit and Corporate Governance Committee selected these performance measures because they align with expansion by increasing revenue and profitability through introduction of new products and growth of existing products and ensuring our leaders are accountable for driving long term profitability and sustainability of the Company. The Committee believes these measures are key drivers of our long-term success and shareholder value, and directly affected by the decisions of our management team.

Performance Measure	Percentage of Maximum Performance Award
Net revenue from Plantiful product line	30%
Net revenue from 8 oz product line	30%
Net revenue from ProBugs (non plant based)	20%
Net revenue from 8 oz and 32 oz Kefir products	20%

The likelihood of our NEOs and other key employees earning nonequity and equity incentive awards in 2021 is dependent on our 2021 financial results and whether we meet the goals set by the Compensation Committee or previously set by the Audit and Corporate Governance Committee. This outcome is dependent on many other factors. As demonstrated by the incentive payouts in years prior to 2019, we seek to set target financial and personal goals that maintain a consistent level of difficulty in achieving the full target bonus from year to year. Therefore, over time we expect our NEOs and other key employees to achieve bonuses in some years and not achieve bonuses in other years.

Equity Incentive Plan Mechanics

To receive restricted shares under the 2020 equity incentive program, both of the minimum performance thresholds must have been met in 2020. The performance thresholds are not independent and, if the performance level for any performance measure is not met, then no restricted shares will be earned by or granted to our CEO. The number of restricted shares to be granted if both performance measures are exceeded is subject to Committee-approved variation due to material events not contemplated at the time the targets were set (such as major acquisitions) and to the Committee’s negative discretion under certain circumstances. The number of restricted shares to be granted is calculated by dividing $750,000 by our stock price on the award date.

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To receive a performance shares under the 2019 equity incentive program, at least one of the minimum performance thresholds must be met by 2021. Each of the performance thresholds is independent and, if any threshold is met, the award is funded with respect to that performance measure in accordance with the percentages outlined in the table below. If the performance level for any performance measure is not met, then there is no funding attributable to that performance measure. The number of performance shares granted is determined by using the percentage of performance award allocated to that particular threshold as set forth below applied to the individual employee’s maximum award potential, subject to Committee-approved variation due to material events not contemplated at the time the targets were set (such as major acquisitions).

The following chart shows the threshold and percentage of the performance award allocated to such measurement under the 2019 equity incentive plan:

Performance Measure	Percentage of Maximum Performance Award
Net revenue from Plantiful product line	30%
Net revenue from 8 oz product line	30%
Net revenue from ProBugs (non plant based)	20%
Net revenue from 8 oz and 32 oz Kefir products	20%

Short-Term Incentive Awards

Executive officers and other key management employees designated by the Compensation Committee are eligible to receive cash incentive awards under the Omnibus Plan based performance of the Company. The 2020 cash incentive award cycle had one-year performance period for all executives who were provided the opportunity to participate in the short term incentive program by the Compensation and, where required, the Board.

The Compensation Committee believes that these short-term incentive payouts for executive officers should be tightly linked to our performance. When defining short-term performance for the eligible participants, the Compensation Committee focused solely on the financial performance metrics described below (Adjusted EBITDA). The amount and value of the 2020 awards depended on our performance relative to the performance goals approved by the Compensation Committee.

Under the Short Term Incentive program, assuming above-minimum threshold performance, cash awards were granted to the eligible participants, including executive officers, pursuant to the Omnibus Plan.

Setting Target Awards

As discussed above, the Compensation Committee established a target level of total cash compensation for each eligible participant, including base salary and a cash award under the Short Term Incentive program. If our performance meets the target performance goals, the target level Short Term Incentive program cash award will be paid. If our performance falls short of the target performance goals, no amount of cash will be paid.

Performance Measures

The following table outlines the performance measures that the Audit and Corporate Governance Committee used in fiscal year 2019. The Audit and Corporate Governance Committee selected these performance measures because they align with the long-term goals of creating sustainable revenue growth and ensuring our leaders are accountable for driving profitability through increasing efficiencies and investments in future opportunities. The Audit and Corporate Governance Committee believed these measures are key drivers of our long-term success and shareholder value, and directly affected by the decisions of our management team and allow the relevant Committee to measure short term Company progress toward the long term goals.

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Performance Measure	Definition
Adjusted EBITDA(1)	EBITDA before the impact of stock-based compensation, bad debt expense, gains or losses on sales of property and equipment, deferred revenue, and other certain non-cash expenses.

(1) “Adjusted EBITDA” is not defined under U.S. generally accepted accounting principles (“GAAP”) and is not a deemed alternative to measure performance under GAAP. Adjusted EBITDA is a financial metric that we use for incentive compensation purposes, and it differs from the financial results we report in our earnings releases. Adjusted EBITDA should not be considered as a substitute for, or superior to, the measures of financial performance we prepare in accordance with GAAP.

Short Term Incentive Plan Mechanics

To have received a 2020 cash award, the Adjusted EBITDA minimum performance thresholds of must have been met. If the Adjusted EBITDA minimum threshold was met, the award was funded. If the minimum performance level for the Adjusted EBITDA performance measure was not met, then there was no funding attributable to that performance measure.

Discretionary Incentive Awards

The Compensation Committee has the discretion to approve individual discretionary bonus amounts for executive officers and other key management employees based on (i) the designee’s individual contributions to our performance (including their individual performance relative to the factors covered by our Omnibus Plan); (ii) the nature and extent of our accomplishments; (iii) input from management; (iv) individual contributions, roles, and responsibilities, which, by their nature, can involve subjective assessments; and (v) other factors the Committee deems significant.

In fiscal 2020, the Committee believed, and continues to believe, that it is appropriate and in the best interests of Lifeway for the Committee to retain some discretion to use its common sense in determining a portion of the NEOs’ short-term incentive compensation based on a subjective view of individual performance. The Committee believes that retaining this discretion provides Lifeway and/or the Committee with the flexibility to:

•	consider a variety of factors in assessing individual contributions depending on the nature of an individual’s roles and responsibilities within Lifeway;

•	evaluate individual goals and payouts in light of unexpected events or changes in the industry and related changes in business strategies, thereby minimizing the risk that individuals will continue to focus on areas that become less relevant just to achieve a bonus payout;

•	reward individuals for superior performances during periods when we must react to adverse events that are out of our control; and

•	re-focus employee energy when an unanticipated opportunity arises that could lead to long-term benefits, and reward related individual contributions to realizing that opportunity.

Perquisites and Benefits

Perquisites

We provide executive officers and other key managers with perquisites and other personal benefits not otherwise available to all employees that the Committee believes are reasonable and consistent with our overall compensation program and philosophy. These benefits are provided to enable us to attract and retain these executive officers and key managers. The Audit and Corporate Governance Committee has periodically reviewed, and the Compensation Committee will continue to periodically review, the levels of these perquisites provided to our executive officers together with management and the relevant Committee’s independent compensation consultant.

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Of these benefits, the most significant ongoing benefit is providing our CEO and COO use of a Company leased vehicle and a vehicle allowance to our Senior Executive Vice President of Sales. In exploring, planning, and implementing the expansion of Lifeway’s product distribution, overseeing production at our facilities and in supporting and developing the Lifeway brand and sales, our CEO, COO and Senior Executive Vice President of Sales require extensive travel. Accordingly, we provide use of a Company leased vehicle to both Ms. Smolyansky and Mr. Smolyansky and a vehicle allowance to Ms. Feldman. We do not provide additional compensation or bonuses to cover, reimburse, or otherwise “gross-up” any income tax owed on this compensation.

Benefits

We provide our executive officers, including NEOs, with certain benefits that the Audit and Corporate Governance Committee through May 2020, and thereafter, the Compensation Committee, believed were reasonable and consistent with our overall compensation program and philosophy, and that befit a company like Lifeway that promotes healthy food products and healthy living. The applicable committee has periodically reviewed, and going forward the Compensation Committee continue to periodically review, the levels and structure of these benefits provided to our executive officers together with management and the relevant Committee’s independent compensation consultant.

Our executive officers, including NEOs, are eligible for health, dental, vision, life insurance, short- and long-term disability insurance, and 401(k) benefits to the same extent and subject to the same conditions as all other salaried employees at Lifeway. Our executive officers, including NEOs, may also claim executive health examination expenses each year, subject to a cap designed to cover a majority of the program fees (but not any associated medical expenses) for such executive health programs available in the Chicago, Illinois area. We treat this health examination expense as taxable compensation and provide a tax gross-up to encourage the use of this benefit by our executive officers.

Accounting and Tax Considerations

Section 162(m) of the Internal Revenue Code (the “Code”) limits the deductibility of compensation paid to certain of our executives. Under the Tax Cuts and Jobs Act (the “Act”) amendments to Section 162(m), no tax deduction in taxable years beginning after December 31, 2017 is allowed for compensation paid to any covered employee to the extent that the total compensation for that covered employee exceeds $1,000,000 in any taxable year. Although the Act eliminated the prior tax deduction under Section 162(m) for performance-based executive compensation, it included a transition rule under which the changes to Section 162(m) will not apply to awards made to our covered employees who had the right to participate in our 2015 Omnibus Incentive Plan pursuant to written binding contracts in effect as of November 2, 2017, as long as those contracts have not subsequently been modified in any material respect. Accordingly, subject to further guidance from the Treasury Department and the Internal Revenue Service (“IRS”), the performance-based compensation paid to our executives under our Omnibus Plan remained eligible for the Section 162(m) exemption in 2019. Beginning in 2020, compensation exceeding the threshold for covered employees is non-deductible for income tax purposes.

The Audit and Corporate Governance Committee, in consultation with its outside advisors and management, monitored the tax and other consequences of our executive compensation program as part of its primary objective of ensuring that compensation paid to our executive officers is appropriate, performance-based, and consistent with Lifeway’s goals and the goals of our shareholders. Accordingly, we viewed preserving the tax deductibility of compensation pursuant to Section 162(m) as a consideration in establishing executive compensation, but not our only objective. In order to maintain flexibility in compensating employees in a manner designed to promote Lifeway’s goals, neither the Audit and Corporate Governance Committee, nor the Compensation Committee has not adopted a policy that all compensation must be tax deductible. The Compensation Committee retains the discretion to award nondeductible compensation.

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The Committee’s Process for Setting Executive Compensation

Benchmarking and Analysis: Our Peers

To set total compensation guidelines, the Compensation Committee reviewed market data of companies that are comparable to Lifeway and that it believed compete with Lifeway for executive talent, business, and capital. The Committee reviewed both specific data from public proxy filings from peer group companies and general industry data for comparable companies that are included in proprietary third-party surveys.

In identifying the peer group of surveyed companies, the Committee considered market information available through both Equilar, Inc., a leading executive compensation data solutions company, and the Economic Research Institute, an industry- and region-specific compensation database, as reference points and to assemble market data on companies having similar industrial characteristics and revenues to ours. The Committee, together with management and Lockton, review the gathered data for each of our NEO and other key employee positions and adjusted that data for the scope of each employee’s responsibilities at Lifeway as compared to equivalent responsibilities of positions within companies included in the survey data.

The Committee believed that it was necessary to consider this market data in making compensation decisions to attract and retain talent. The Committee also recognizes that at the executive level, we compete for talent against larger, global companies, as well as smaller and similar-sized non-public companies. Third-party surveys are beneficial because they contain benchmarks from hundreds of companies where Lifeway may look to recruit executives, both inside and outside the food and beverage industry. This data can be adjusted to reflect Lifeway’s size and structure. Proxy data is useful as the Committee can review position-specific compensation details from an industry and public company perspective, while also controlling for size and structure.

In deciding whether a company should be included in the peer group, the Committee generally considered the following screening criteria:

•	Revenue;

•	Market capitalization;

•	Assets;

•	Recent growth rates;

•	Whether the executives have similarly complex day-to-day roles and responsibilities;

•	Whether the company has primary lines of business in Lifeway’s industry or related industries (such as packaged meats, distillers and vintners, brewers, growers, and beverage manufacturers);

•	Whether the company has a recognizable and well-regarded brand; and

•	Whether we compete with the company for talent.

For each member of the peer group below, one or more of the factors listed above was relevant to the reason for inclusion in the group, and, similarly, one or more of these factors may not have been relevant to the reason for inclusion in the group.

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To assess whether the peer group continues to reflect the markets in which we compete for executive talent, the Audit and Corporate Governance Committee reviewed the peer group information in 2019 in connection with its work on 2020 compensation processes and the Compensation Committee reviewed the peer group information in 2020, with the assistance of management and consultation with Lockton, as necessary. No companies were removed from Lifeway’s peer group for fiscal 2020 compensation planning.

As part of our ongoing review, we added Bridgford Foods Corp. to our peer group for fiscal year 2020 compensation planning so that it consisted of the following companies:

Peer group used for fiscal year 2020 compensation planning

•	Alico, Inc.	•	Limoneira Company
•	Bridgford Foods Corp.	•	Medifast Inc.
•	Castle Brands, Inc.	•	MGP Ingredients Inc.
•	Coffee Holding Co., Inc.	•	Primo Water Corp
•	Craft Brew Alliance, Inc.	•	S&W Seed Company
•	Crimson Wine Group, Ltd.	•	The Simply Good Foods Co.
•	Farmer Bros Co	•	Tootsie Roll Industries, Inc.
•	Freshpet, Inc.	•	Turning Point Brands Inc.
•	Landec Corp	•	Youngevity International

In consultation with Lockton, the Audit and Corporate Governance Committee, through May 2020 and the Compensation Committee thereafter, found this peer group to be peers from a pay benchmarking perspective. Not all of Lifeway’s competitors are public, and the peer group is intended to be a reasonable representation of market practice. When considering the competitive market data, the Compensation Committee also considers the fact that the data is backward-looking and does not necessarily reflect those companies’ current pay practices. While this analysis informed the decisions of the Committees, and the independent Board members generally, on the range of compensation opportunities, we did not tie executive officer compensation to specific market percentiles.

In making determinations regarding executive officer compensation, in addition to benchmarking, the Audit and Corporate Governance Committee, through May 2020 and the Compensation Committee thereafter, considered several other factors such as our financial performance and financial condition, the difficulties presented by the growth of the Covid 19 pandemic, individual executive performance, tenure, expertise, the importance of the role, potential for future contributions, and comparative pay levels among the members of the senior executive team, as well as input and recommendations of management and the compensation consultant. The Compensation Committee typically followed most of these recommendations; however, the Committees has sole authority for the final compensation determination and may have set total compensation and incentive opportunities below, at, or above median amounts.

The Compensation Committee’s Process for Setting Compensation Levels

Having been created in May 2020 and given certain delays and uncertainties resulting from the Covid 19 pandemic, the Compensation Committee was unable to follow the timing for determination of 2020 Compensation set forth below. The Compensation Committee intends to follow the below process and practice as closely as possible when setting executive compensation levels going forward:

•	The Committee ‘s goal is to determine the base salary for our executive officers in the fourth quarter prior to the beginning of a fiscal year. Any adjustments to base salary are effective as of dates determined by the Committee. The Committee, or management with Committee oversight, may make additional adjustments to base salary during the fiscal year to reflect, among other things, changes in title and/or job responsibilities, or changes in our performance or financial condition.

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•	Incentive compensation for executive officers is approved by the Committee. The Committee typically determines annual incentive compensation and thresholds for our executive officers in the fourth quarter of each fiscal year for the subsequent year. It usually certifies Lifeway’s achievement of financial performance goals for the prior fiscal year and long term incentive compensation awards for our executive officers in the first quarter after a fiscal year has ended. The Committee evaluates each executive officer’s performance against the performance goals and objectives established for the prior fiscal year and determines the level of incentive compensation to be awarded to each executive officer. As part of the evaluation process, the Committee solicits comments from management and employees and may consult the other disinterested Board members and its independent compensation consultant. Additionally, the executive officers have an opportunity to provide input regarding their contributions to Lifeway’s performance and achievement of any individual goals for the period being assessed.

•	In conjunction with determining incentive compensation awards for the prior fiscal year, the Committee establishes individual and corporate performance goals and objectives for each executive officer for the next fiscal year. Management and the Committee’s compensation consultant typically provide input and recommendations to the Committee regarding appropriate individual and corporate performance goals and objectives for each executive officer. The Committee then determines the individual and corporate performance goals and objectives for the fiscal year.

•	The Committee also has the discretion to make equity-based and cash-based grants under the Omnibus Plan to eligible individuals for purposes of compensation, retention, or promotion, and in connection with commencement of employment. Such equity compensation is generally determined during the first quarter of each fiscal year. Additional equity awards may be made during the fiscal year to new hires and to reflect, among other things, changes in title and/or job responsibilities, or our performance or financial condition.

Information About Our Executive Team

Information about our executive team is set forth above in Item 10. Directors, Executive Officers and Corporate Governance.

Fiscal Year 2020 Compensation Decisions

We did not increase our NEO’s base salaries in fiscal year 2020. Subsequent to formation in May 2020, the Compensation Committee undertook a review of changes to management’s organization and responsibilities through the end of 2019. The Compensation Committee, in consultation with the compensation consultant, reviewed executive officers’ then current responsibilities and market data relating to similar positions at similarly situated companies and determined that the executive officer’s salary levels continued to be appropriate and reasonable given their capabilities and experience, as well as the limitations that Danone has imposed on Lifeway issuing our CEO and COO equity compensation (as described more fully below in the section “Consent by Danone to Common Stock Issuances”) and with certain limitations on bonus opportunities in 2020 for executive officers’ whose responsibilities were shifted to other employees, thus reducing their total compensation opportunity.

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Fiscal Year 2020 and 2019 Compensation Paid to our NEOs

The following table sets forth certain information concerning compensation received by Lifeway’s NEOs, consisting of our Chief Executive Officer and the two other most highly paid executive officers for services rendered in all capacities during fiscal year 2019 and 2020.

Summary Compensation Table
Name and Principal Position(s)	Year	Salary ($)	Bonus (1) ($)		Stock Awards (2) ($)	Nonequity incentive plan compensation (3) ($)	All Other Compensation (4) ($)	Total ($)
Julie Smolyansky	2020	1,000,000	250,000	(5)	800,320	250,000	23,856	2,324,176
Chief Executive Officer,	2019	1,000,000	130,000		17,534	250,000	77,460	1,474,994
President and Secretary

Edward Smolyansky	2020	1,000,000	–		50,320	–	9,582	1,059,902
Chief Operating Officer	2019	1,000,000	130,000		17,534	250,000	62,056	1,459,590

Amy Feldman	2020	300,000	60,000		10,064	75,000	41,536	486,600
Senior Executive Vice President of Sales	2019	220,000	–		3,507	42,500	36,478	302,485

(1)	Discretionary bonuses approved for individual NEOs based on (i) the NEO’s individual contributions to the Company’s performance (including their individual performance relative to the factors covered by the Omnibus Plan); (ii) the nature and extent of the Company’s accomplishments; (iii) input from management and the Board with respect to other NEOs; (iv) individual contributions, roles, and responsibilities, which, by their nature, can involve subjective assessments; and (v) other factors deemed significant.

(2)	Stock Awards are grants of shares with time-based vesting requirements made pursuant to the Omnibus Plan. The amounts reported in this column represent the value of such awards consistent with the estimate of aggregate compensation cost to be recognized in accordance with GAAP over the service period for the stock awards granted for the relevant fiscal year. As discussed below in the section “Consent by Danone to Common Stock Issuances,” we must obtain Danone’s consent before issuing these Performance Shares when they vest (if at all).

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(3)	Details about the Bonus, Stock Awards, and Non-equity incentive plan compensation columns in the Summary Compensation Table assuming achievement (i) at or below threshold; (ii) at target; (ii) at maximum; and comparing those values to the actual value of incentive compensation for our NEOs are set forth in the table below.

Incentive Compensation Awards Detail
			Potential Value of Incentive Plan Compensation					Actual Value of Total Incentive Compensation
Name and Principal Position(s)	Year	Form(G)	Threshold ($)	Target ($)		Maximum ($)		Total Earned ($)		% of Total
Julie Smolyansky	2020	Equity	–	1,165,799	(A)	1,165,799	(A)	800,320	(B)	69%
Chief Executive Officer,		Nonequity	–	250,000		250,000		250,000		100%
President and Secretary	2019	Equity	–	500,000		500,000		17,534		4%
		Nonequity	–	500,000		900,000		250,000		28%

Edward Smolyansky	2020	Equity	–	415,779	(C)	415,779	(C)	50,320	(D)	12%
Chief Operating Officer		Nonequity	–	–		–		–		–
	2019	Equity	–	500,000		500,000		17,534		4%
		Nonequity	–	500,000		900,000		250,000		28%

Amy Feldman	2020	Equity	–	83,159	(E)	83,159	(E)	10,064	(F)	12%
Senior Executive Vice		Nonequity	–	75,000		75,000		75,000		100%
President of Sales	2019	Equity	–	100,000		250,000		3,507		4%
		Nonequity	–	225,000		270,000		42,500		16%

(A)	Consists of (i) $750,000 under the 2020 long term incentive plan and (ii) $415,779 under the 2019 long term incentive plan based on performance of the Company in 2020.

(B)	Consists of (i) $750,000 under the 2020 long term incentive plan and (ii) $50,320 earned under the 2019 long term incentive plan based on performance of the Company in 2020.

(C)	Consists of $415,779 under the 2019 equity incentive plan based on performance of the Company in 2020.

(D)	Consists of $50,320 earned under the 2019 equity incentive plan based on performance of the Company in 2020.

(E)	Consists of $83,159 under the 2019 equity incentive plan based on performance of the Company in 2020.

(F)	Consists of $10,064 earned under the 2019 equity incentive plan based on performance of the Company in 2020.

(G)	As discussed below in the section “Consent by Danone to Common Stock Issuances,” we must obtain Danone’s consent before issuing these Performance Shares when they vest (if at all).

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(4)	Details about the amounts in the “All Other Compensation” column are set forth in the table below.

All Other Compensation Details
Name and Principal Position(s)	Year	Retirement Plan Contributions (A) ($)	Personal Use of Company Vehicle (B) ($)	All Other Perks ($)	Other ($)	Total ($)
Julie Smolyansky	2020	11,400	12,456	–	–	23,856
Chief Executive Officer,	2019	11,200	40,407	25,853	–	77,460
President and Secretary

Edward Smolyansky	2020	–	7,182	2,400	–	9,582
Chief Operating Officer	2019	–	39,684	22,372	–	62,056

Amy Feldman	2020	8,742	14,869	17,925	–	41,536
Executive Vice President	2019	8,459	14,869	13,150	–	36,478
of Sales

(A)	Consists of Lifeway’s matching contributions to the Lifeway Foods Inc. 401(k) Profit Sharing Plan and Trust on behalf of the NEO.

(B)	Consists of (i) an auto allowance in 2019 and (ii) a personal use of vehicle allowance for Julie Smolyansky and Edward Smolyansky and an auto allowance for Amy Feldman.

(5)	Consists of a $250,000 discretionary cash bonus granted to Ms. Smolyansky in recognition of the effective continuation and growth of the Company’s business during the COVID-19 pandemic which the Compensation Committee credited to the preparation by the CEO for the impact of the COVID-19 pandemic prior to shelter in place orders and shut downs, including, but not limited to, increasing supply purchases, establishing multiple back up supply lines and delivery options and establishing policies and procedures for the health and safety of the Corporation’s employees and for avoidance of production stoppage which were effective.

Consent by Danone to Common Stock Issuances

Lifeway, members of the Smolyansky family, and Danone signed a Stockholders’ Agreement dated October 1, 1999. Under this Agreement, as amended, Danone must give its consent to, among other things, issuances of common stock to our (1) non-employee directors, (2) our employees, and (3) our CEO and COO, including any performance-based, long-term incentive equity awards to employees including our CEO and COO pursuant to our Omnibus Plan.

In 2020, we tried to obtain Danone’s consent to issuance of Performance Shares to our CEO and COO, who had earned 32,015 Performance Shares in 2017 that would vest in March 2020. However, Danone declined to consent to the awards to our CEO and COO. Therefore, the Board’s Audit and Corporate Governance Committee later cancelled and extinguished the vested portion of our CEO and COO’s Performance Share award in exchange for incentive cash payments to Ms. Smolyansky and Mr. Smolyansky under the Omnibus Plan in the amount of $58,587 each, the value of the vested portion of the Performance Share award on its vesting date.

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In 2021, we are seeking Danone’s consent to the issuance of Performance Shares that (1) will vest in June 2021 and the following two fiscal years granted to non-employee directors for the 2020-21 Board year, (2) employees other than the CEO and COO earned as incentive awards under the 2019 long term incentive plan, and (3) were earned by our CEO and COO in 2020 under the 2019 long term incentive plan and/or the 2020 long term incentive plan. No determination has been made yet.

Danone’s denials have had no impact on the total incentive compensation earned by our CEO and COO in 2019 and 2020. However, denials serve to eliminate the long-term equity awards due the CEO and COO in favor of non-equity incentive awards. The newly constituted Compensation Committee is reviewing what is the appropriate equity and non-equity incentive awards to our CEO and COO appropriate that is in the best interest of our shareholders in light of Danone’s previous denials. As part of our benchmarking and analysis process described above, the Audit and Corporate Governance Committee and the Compensation Committee have determined that Lifeway’s peers, as well as numerous other publicly traded corporations led by founders and/or controlling shareholders, make such awards to their named executive officers (even when such NEOs also hold substantial or controlling stakes in those companies).

COMPENSATION COMMITTEE COMPENSATION REPORT

The following report does not constitute soliciting material and is not considered filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis section of this Form 10-K Amendment, including the related compensation tables, notes, and narrative discussion. Based on its review and discussions with management, the Compensation Committee recommended to the Board the inclusion of the Compensation Discussion and Analysis in this Form 10-K Amendment.

Respectfully Submitted,

COMPENSATION COMMITTEE

Jason Scher, Chairperson

Jody Levy

THE FOREGOING COMPENSATION COMMITTEE REPORT SHALL NOT BE “SOLICITING MATERIAL” OR BE DEEMED FILED WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

Employment agreements, severance, and change-in-control arrangements between Lifeway and Named Executive Officers

NEO Employment Agreements

Julie Smolyansky serves Lifeway pursuant to an employment agreement dated as of September 12, 2002. Pursuant to the agreement, Ms. Smolyansky is entitled to an annual base salary and an annual bonus subject to such incentive bonus targets and plans that Lifeway may adopt from time to time. In both 2019 and 2020, Ms. Smolyansky was entitled to receive an annual base salary of $1,000,000, an amount that the Board reviews annually. She is also eligible for certain cash, equity, and other incentive awards based on the satisfaction of the Board’s pre-established performance goals. In 2019 and 2020, the Board set bonus targets for her in compliance with its Omnibus Plan and applicable IRS regulations governing performance-based compensation for which Ms. Smolyansky is eligible. In the event that (a) Ms. Smolyansky is terminated other than for Cause (as defined therein) or (b) Ms. Smolyansky terminates her employment for Good Reason (as defined in the agreement) or due to her death, then Ms. Smolyansky is entitled to a lump sum payment consisting of (y) twice her then-current base salary and (z) the aggregate of the annual bonus for which she is then eligible under the agreement and any plans.

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Edward Smolyansky serves as Lifeway’s Chief Operating Officer and is not subject to an employment agreement. Pursuant to the terms of his employment set by the Board or, with respect to compensation, the Compensation Committee, Mr. Smolyansky is entitled to an annual base salary and is also eligible for certain cash, equity, and other incentive awards as approved and established by the Compensation Committee, and based on the satisfaction of the Compensation Committee’s pre-established performance goals. In 2019 and 2020, Mr. Smolyansky was entitled to receive an annual base salary of $1,000,000, an amount that the Compensation Committee reviews annually. In 2019, the Audit and Corporate Governance Committee set bonus targets for him in compliance with its Omnibus Plan and applicable IRS regulations governing performance-based compensation. In 2020, the Compensation Committee evaluated his compensation package in light of changes made to management organization through 2019 consistent with market rates for similarly situated executive positions, including Mr. Smolyansky, and determined that Mr. Smolyansky’s total compensation package should not exceed his then current salary level. As a result Mr. Smolyansky was not offered a bonus opportunity in 2020. The Compensation Committee further determined that in 2021 Mr. Smolyansky’s total compensation package would reflect a lower cash salary and an opportunity to earn incentive bonuses. Mr. Smolyansky is not subject to any severance or change-in-control arrangements.

Amy Feldman serves Lifeway pursuant to an employment agreement dated as of October 29, 2018. The agreement renews automatically for successive terms of one year on January 1, unless pursuant to the agreement it is terminated earlier or the Board or Compensation Committee gives timely notice of non-renewal. Ms. Feldman’s base salary was $220,000 in 2019 and $300,000 in 2020. Her base salary is subject to annual review by the Compensation Committee and the Board. Pursuant to the agreement, Ms. Feldman is also eligible for certain cash, equity, and other incentive awards based on the satisfaction of the Board’s pre-established performance goals. In 2019 and 2020, the Board set bonus targets for her in compliance with its Omnibus Plan and applicable IRS regulations governing performance-based compensation. Lifeway may terminate Ms. Feldman’s employment for any lawful reason, with or without Cause, and Ms. Feldman may resign for or without Good Reason (each as defined in the agreement).

Pursuant to his employment agreement, Ms. Feldman, upon Non-Renewal, termination without Cause, or by her resignation with Good Reason (as defined in his Employment Agreement), will be entitled to certain payments and benefits shown in the tables below. Receipt of any severance amounts under Ms. Feldman’s Employment Agreement is conditioned on execution of an enforceable general release of claims in a form satisfactory to Lifeway.

	Non-Renewal	Termination without Cause or Resignation for Good Reason	Termination for Cause or Resignation Without Good Reason
Base Salary	3 months after termination date	The remainder of the term or 6 months, whichever is greater	Through termination date

Bonus Payments	Greater of (i) bonus for fiscal year of termination date and (ii) bonus paid for fiscal year prior to termination date	Greater of (i) bonus for fiscal year of termination date and (ii) bonus paid for fiscal year prior to termination date	None

Outstanding Equity Awards	Vested but unsettled outstanding equity awards	Accelerated vesting of all outstanding equity awards	Vested but unsettled outstanding equity awards

Health Insurance	Company-paid COBRA premiums through the earliest of (i) three calendar months after termination date, (ii) the date executive becomes eligible for group health insurance through another employer, or (iii) the date executive ceases to be eligible for COBRA coverage	Company-paid COBRA premiums through the earliest of (i) six calendar months after termination date, (ii) the date executive becomes eligible for group health insurance through another employer, or (iii) the date executive ceases to be eligible for COBRA coverage	None

Financial Services or Transition-Related	None	$10,000	None

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Omnibus Plan Change of Control Provisions

Pursuant to Articles 16.1 and 16.2 of the Omnibus Plan, if, prior to the vesting date of an Award under the Omnibus Plan, a Change of Control occurs and the NEO receives neither (i) a Replacement Award nor (ii) payment for the cancellation and termination of the Award, then all then-outstanding and unvested Stock Options, Stock Appreciation Rights, and Awards whose vesting depends merely on the satisfaction of a service obligation by the NEO shall vest in full and be free of vesting restrictions.

Pursuant to Article 16.3 of the Omnibus Plan, upon an NEO’s termination of employment other than for Cause in connection with or within two years after a Change of Control, then (i) all Replacement Awards shall become fully vested and (if applicable) exercisable and free of restrictions, and (ii) all Stock Options and Stock Appreciation Rights held by the NEO on the date of termination that were held on the date of the Change of Control shall remain exercisable for the term of the Stock Option or Stock Appreciation Right.

Capitalized terms used in this section but not defined herein have the meanings assigned to them in the Omnibus Plan.

There are no other agreements with the NEOs that provide for payments in connection with resignation, retirement, termination of employment, or change in control other than the employment agreements described above.

Equity Compensation Plans

The following table sets forth certain information, as of December 31, 2020, regarding the shares of Lifeway’s common stock authorized for issuance under our Omnibus Plan.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	40,550	$10.42	3,317,298
Equity compensation plans not approved by security holders	0	$0	–
Total	40,550	$10.42	3,317,298

On March 29, 2016, Lifeway filed a registration statement on Form S-8 with the Securities and Exchange Commission in connection with the Omnibus Plan covering 3,500,000 shares of our common stock, as adjusted. We adopted the Omnibus Plan on December 14, 2015. Pursuant to the Plan, we may issue common stock, options to purchase common stock, stock appreciation rights, restricted stock, restricted stock units, performance units, performance shares, cash-based awards and other stock-based awards to our employees. A total of 3,317,298 shares were eligible for issuance under the Plan at December 31, 2020. The Compensation Committee has the discretion to determine the option price, number of shares, grant date, and vesting terms of awards granted under the Plan.

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Outstanding Equity Awards at Fiscal Year End

The following table provides information regarding each unexercised stock option and unvested restricted stock award held by our NEOs as of December 31, 2020.

	Option awards				Stock awards
Name	Grant Date	Number of securities underlying unexercised options exercisable (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($) (1)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($) (1)
Julie Smolyansky	3/22/19 (2)				17,821	$96,411	218,819	$1,183,812
	11/12/20 (3)				146,198	$750,000	0	0

Edward Smolyansky	3/22/19 (2)				17,821	$96,411	218,819	$1,183,812

Amy Feldman	3/22/19 (2)				3,566	$19,292	43,766	$236,772

(1)	The market values of these stock awards are calculated by multiplying the number of unvested/unearned shares held by the applicable NEO by the closing price of our common stock on December 31, 2020, the last trading day of our fiscal year, which was $5.41.

(2)	Represents a time-based restricted stock award pursuant to Lifeway’s 2015 Omnibus Incentive Plan. As discussed above in the section “Consent by Danone to Common Stock Issuances,” unvested stock awards (Performance Shares) are subject to Danone’s consent to issuances of performance-based, long-term incentive stock awards for fiscal year 2020 to our CEO and COO.

(3)	Represents a time-based restricted stock award pursuant to Lifeway’s 2015 Omnibus Incentive Plan the amount of which is recorded as a liability as of 12/31/2020. As discussed above in the section “Consent by Danone to Common Stock Issuances,” unvested stock awards (Performance Shares) are subject to Danone’s consent to issuances of performance-based, long-term incentive stock awards for fiscal year 2020 to our CEO and COO.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who beneficially own more than 10% of its Common Stock to file reports of ownership and changes in ownership with the SEC and to furnish us with copies of all such reports they file. Based on our review of the copies of such forms that we received, or written representations from certain reporting persons, we believe that none of our directors, executive officers, or persons who beneficially own more than 10% of Lifeway’s Common Stock failed to comply with Section 16(a) reporting requirements in the fiscal year ended December 31, 2020, with the exception of a late Form 4 report for Eric Hanson reporting two transactions and a late Form 3 report for Jody Levy.

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Ownership of Common Stock by Certain Beneficial Owners and Management

As of August 20, 2021, Lifeway’s directors and Named Executive Officers beneficially own, directly or indirectly, in the aggregate, approximately 52.37% of its outstanding Common Stock. These shareholders have significant influence over our business affairs, with the ability to control matters requiring approval by our shareholders including election of directors and matters such as approvals of mergers or other business combinations.

The following table sets forth, as of August 20, 2020, certain information with respect to the beneficial ownership of the Common Stock for (i) each person, or group of affiliated persons, known by Lifeway to beneficially own more than 5% of the outstanding shares of our Common Stock, (ii) each of our directors, (iii) each of our Named Executive Officers, and (iv) all of our directors and executive officers as a group.

	Shares Beneficially Owned (b)
Name and Address (a)	Number		Percent
Ludmila Smolyansky	3,431,641	(c)	22.23%
Julie Smolyansky	2,536,060	(d)	16.43%
Edward Smolyansky	2,505,112	(e)	16.23%
Jody Levy	15,468		*
Pol Sikar	29,335		*
Jason Scher	24,567		*
Dorri McWhorter	11,406		*
Amy Feldman	21,472		*
Danone North America PBC 100 Hillside Avenue White Plains, NY 10603-2861	3,454,756	(f)	22.38%

All directors and executive officers as a group (8 persons)	8,075,061	(g)	52.32%

____________

*	Less than 1%

(a)	Unless otherwise indicated, the business address of each person or entity named in the table is c/o Lifeway Foods, Inc., 6431 Oakton St., Morton Grove, IL 60053.

(b)	Applicable percentage of ownership is based on 15,434,936 shares of Common Stock outstanding as of August 20, 2021. Beneficial ownership is determined in accordance with SEC rules and includes voting and investment power with respect to shares. Shares of Common Stock subject to options, warrants, or other convertible securities exercisable within 60 days after August 20, 2021 are deemed outstanding for computing the percentage ownership of the person holding such options, warrants, or other convertible securities, but are not deemed outstanding for computing the percentage of any other person. Except as otherwise noted, the named beneficial owner has the sole voting and investment power with respect to the shares of Common Stock shown.

(c)	Includes (i) 3,404,298 shares held by the Ludmila Smolyansky Trust 2/1/05, of which Mrs. Smolyansky is the trustee and (ii) 27,343 shares held by The Smolyansky Family Foundation, of which Mrs. Smolyansky is the trustee. Includes an aggregate of 3,587,000 shares subject to pledge in accordance with the terms and conditions of a full recourse loan agreement with a lender.

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(d)	Includes (i) 22,216 shares held by Ms. Smolyansky on behalf of minor children, (ii) 4,636 shares held by Ms. Smolyansky’s spouse and (iii) 500,000 shares held by Smolyansky Family Holdings, LLC (the “Smolyansky LLC”) of which Ms. Smolyansky beneficially owns 50%. Ms. Smolyansky shares the power to vote and dispose of the shares held by the Smolyansky LLC with Mr. Smolyansky. Ms. Smolyansky disclaims beneficial ownership of the shares held by the Smolyansky LLC except to the extent of any pecuniary interest therein. Includes an aggregate of 583,000 shares subject to a pledge in accordance with the terms and conditions of a full recourse loan agreement with a lender.

(e)	Includes 500,000 shares held by the Smolyansky LLC of which Mr. Smolyansky beneficially owns 50%. Mr. Smolyansky shares the power to vote and dispose of the shares held by the Smolyansky LLC with Ms. Smolyansky. Mr. Smolyansky disclaims beneficial ownership of the shares held by the Smolyansky LLC except to the extent of any pecuniary interest therein. Includes an aggregate of 1,583,500 shares subject to a pledge in accordance with the terms and conditions of a full recourse loan agreement with a lender.

(f)	Based on information known to Lifeway.

(g)	Includes (i) 3,404,298 shares held by the Ludmila Smolyansky Trust 2/1/05, of which Ludmila Smolyansky is the trustee, (ii) 27,343 shares held by The Smolyansky Family Foundation, of which Ludmila Smolyansky is the trustee, (iii) 22,216 shares held by Julie Smolyansky on behalf of minor children, (iv) 4,636 shares held by Julie Smolyansky’s spouse and (iii) 500,000 shares held by the Smolyansky LLC of which Julie Smolyansky and Edward Smolyansky each beneficially owns 50%.

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6.	AUDIT MATTERS

AUDIT AND CORPORATE GOVERNANCE COMMITTEE

AUDIT REPORT

The Board of Directors has the ultimate authority for effective corporate governance, including oversight of Lifeway’s management. The Audit and Corporate Governance Committee assists the Board in fulfilling its responsibilities by overseeing, among other things, Lifeway’s accounting and financial reporting processes (including the internal audit function), the audits of Lifeway’s consolidated financial statements and internal control over financial reporting, the qualifications and performance of the independent registered public accounting firm engaged as Lifeway’s independent auditor, and the performance and continued retention of Lifeway’s internal auditor.

The Audit and Corporate Governance Committee relies on the expertise and knowledge of management, the internal auditor, and the independent auditor in carrying out its oversight responsibilities. Management is responsible for the preparation, presentation, and integrity of Lifeway’s consolidated financial statements, accounting and financial reporting principles, internal control over financial reporting, and disclosure controls and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. Together with Lifeway’s internal auditor, management is also responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of Lifeway’s system of internal control. Lifeway’s independent auditor, Mayer Hoffman McCann (MHM), is responsible for performing an independent audit of the Company’s consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States. MHM is also responsible for expressing an opinion on the effectiveness of Lifeway’s internal control over financial reporting.

During fiscal year 2020, the Audit and Corporate Governance Committee fulfilled its responsibilities as set forth in its charter and further described above in the “Board Committees” section. The Audit and Corporate Governance Committee has reviewed and discussed with management, and the independent auditor, Lifeway’s audited consolidated financial statements and related footnotes for the fiscal year ended December 31, 2020, and the independent auditor’s report on those financial statements. Management represented to the Audit and Corporate Governance Committee that Lifeway’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. MHM presented the matters required to be discussed with the Audit and Corporate Governance Committee by Public Company Accounting Oversight Board standards and Rule 2-07 of SEC Regulation S-X. This review included a discussion with management, the internal auditor, and the independent auditor of the quality (not merely the acceptability) of Lifeway’s accounting principles, the reasonableness of significant estimates and judgments, and the disclosures in Lifeway’s consolidated financial statements, including the disclosures relating to critical accounting policies.

Based on the reviews and discussions described above, the Audit and Corporate Governance Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Lifeway’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the SEC.

The Audit and Corporate Governance Committee also recognizes the importance of maintaining the independence of Lifeway’s independent auditor, both in fact and appearance, and takes a number of measures to ensure independence. With input from management and MHM, the Audit and Corporate Governance Committee also assesses MHM’s performance and leads the selection of MHM’s audit engagement partner. As part of its auditor engagement process, the Audit and Corporate Governance Committee consults with management and considers whether to rotate the independent audit firm. MHM has served as Lifeway’s independent auditor since 2015. In addition, MHM has provided the Audit and Corporate Governance Committee with the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit and Corporate Governance Committee concerning independence. The Audit and Corporate Governance Committee has reviewed these materials and discussed MHM’s independence with the firm.

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As a result of the review and discussions described above, the Audit and Corporate Governance Committee concluded that the selection of MHM as the independent registered public accounting firm for fiscal year 2021 is in the best interest of Lifeway and its shareholders. The Audit and Corporate Governance Committee therefore recommended to the Board that it have shareholders ratify this selection at the Annual Meeting.

Respectfully Submitted,

AUDIT AND CORPORATE GOVERNANCE COMMITTEE

Jason Scher, Chairperson

Jody Levy

Pol Sikar

Dorri McWhorter

THE FOREGOING AUDIT AND CORPORATE GOVERNANCE COMMITTEE AUDIT REPORT SHALL NOT BE “SOLICITING MATERIAL” OR BE DEEMED FILED WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT WE SPECIFICALLY INCORPORATE IT BY REFERENCE INTO SUCH FILING.

Fees Billed by Mayer Hoffman McCann P.C. (MHM)

The following table sets forth the fees for professional audit services rendered by our independent registered public accounting firm Mayer Hoffman McCann P.C. (MHM) in connection with fiscal years ended December 31, 2020 and 2019 and fees billed for other services rendered by MHM during those periods:

Fees Billed by Independent Registered Public Accounting Firm
Type of Fees	2020		2019
(1) Audit Fees	$448,767	(a)	$597,369
(2) Audit-Related Fees	–		–
(3) Tax Fees	–		–
(4) All Other Fees	–		–
	$448,767	(a)	$597,369

(a) Includes $3,767 f audit fees in connection with the filing of Amendment No. 1to the Company’s Form 10-K for the fiscal year ended December 31, 2020.

In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees Lifeway paid to its independent registered public accountant for professional services in connection with the audit of our consolidated financial statements for the fiscal years ended December 31, 2020 and 2019 included in Form 10-K, for the audit of our internal control over financial reporting for 2019 only, for the review of the unaudited financial statements included in Form 10-Qs within those fiscal years, and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements; “audit-related fees” are fees for work performed during those fiscal years for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements; “tax fees” are fees for work performed during those fiscal years for tax compliance, tax advice, and tax planning; and “all other fees” are fees for work performed during those fiscal years for any services not included in the first three categories. All of the services set forth in sections (1) through (4) above were approved by the Audit and Corporate Governance Committee in accordance with its charter.

For the fiscal years ended December 31, 2020 and 2019, we retained certain firms other than MHM for tax compliance, tax advice, tax planning and other accounting advice.

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Pre-Approval of Audit and Non-Audit Services

Lifeway’s Audit and Corporate Governance Committee has adopted policies and procedures for pre-approving all non-audit work performed by its auditors. The policy sets forth the procedures and conditions for both pre-approval of audit-related services to be performed by its auditors (assurance and related services that are reasonably related to the performance of the auditors’ review of the financial statements or that are traditionally performed by the independent auditor) and specific pre-approval for all other services for the current fiscal year consistent with the SEC’s rules on auditor independence. The Audit and Corporate Governance Committee is asked to pre-approve the engagement of the independent auditor and the projected fees for audit services for the current fiscal year during the first quarter of each year.

Unless a type of service has received general pre-approval, it will require specific pre-approval by the Audit and Corporate Governance Committee if it is to be provided by the auditors. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval by the Audit and Corporate Governance Committee. In determining whether to approve a particular audit or permitted non-audit service, the Audit and Corporate Governance Committee will consider, among other things, whether the service is consistent with maintaining the independence of the independent registered public accounting firm. The Audit and Corporate Governance Committee will also consider whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service to us and whether the service might be expected to enhance our ability to manage or control risk or improve audit quality. Specifically, the Audit and Corporate Governance Committee has not pre-approved the use of MHM for non-audit services. There was no non-audit work performed by MHM for the fiscal years ended December 31, 2020 or December 31, 2019.

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7.	OTHER BUSINESS

The Board does not intend to bring any other business before the Annual Meeting, and so far as is known to our Board, no matters are to be brought before the meeting other than as specified in the notice of meeting. In addition to the scheduled items of business, the meeting may consider shareholder proposals and matters relating to the conduct of the meeting. As to any other business that may properly come before the meeting, proxies will be voted in accordance with the judgment of the persons voting such proxies.

By Order of the Board of Directors /s/ Julie Smolyansky Julie Smolyansky President, Chief Executive Officer and Secretary

Morton Grove, Illinois Date: September 1, 2021

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000004

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MR A SAMPLE
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ADD 1
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ADD 4
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C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

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2021 Annual Meeting Proxy Card

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A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Directors:

	For	Against	Abstain
01 - Ludmila Smolyansky	☐	☐	☐
02 - Julie Smolyansky	☐	☐	☐
03 - Edward Smolyansky	☐	☐	☐
04 - Pol Sikar	☐	☐	☐
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The 2021 Annual Meeting of Shareholders of Lifeway Foods, Inc. will be held on October 18, 2021 at 2:00 p.m. local time, virtually via the internet at meetings.computershare.com/MFZ9FQH.

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LIFEWAY FOODS, INC.

Notice of 2021 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — October 18, 2021

Julie Smolyansky and Edward Smolyansky, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Lifeway Foods, Inc. to be held on October 18, 2021 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR item 2.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

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